UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)

Filed by the Registrant:	☒	Filed by a party other than the Registrant:	☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MIDWESTONE FINANCIAL GROUP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act rules 14a6(i)(1) and 0-11

EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (this “Amendment”) is being filed to amend the definitive proxy statement of MidWestOne Financial Group, Inc. (the “Company”) for its 2024 Annual Meeting of Stockholders, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 8, 2024 (the “Proxy Statement”). This Amendment is being filed solely to correct the dates included in the section “Shareholder Communications with the Board and Nomination and Proposal Procedures,” which inadvertently incorrectly noted the date of certain deadlines. Except as noted above, the following version of the Proxy Statement does not modify or update any disclosures presented in the Proxy Statement originally filed with the SEC. In addition, the following version of the Proxy Statement does not reflect events occurring after the date of the proxy statement or modify or update disclosures that may have been affected by subsequent events.

102 South Clinton St.
Iowa City, Iowa 52240
(319) 356-5800
March 8, 2024

Dear Shareholder:
On behalf of the board of directors and management of MidWestOne Financial Group, Inc. (the “Company”), we cordially invite you to attend the Annual Meeting of the Shareholders (the “Annual Meeting”) of the Company to be held at 2:00 p.m. central time on Thursday, April 25, 2024 at the Graduate Hotel, located at 210 South Dubuque Street, Iowa City, Iowa 52240.
We are using the Securities and Exchange Commission rule that allows us to furnish our proxy statement, Annual Report on Form 10-K for the year ended December 31, 2023, and proxy card to shareholders over the Internet. This means our shareholders will receive only a notice containing instructions on how to access the proxy materials over the Internet. If you receive this notice but would still like to request paper copies of the proxy materials, please follow the instructions on the notice. By delivering proxy materials electronically to our shareholders, we can reduce the costs of printing and mailing our proxy materials. Proxy materials will be made available on or about March 8, 2024.
Our Nominating and Corporate Governance Committee has nominated four persons to serve as directors. We have also included a non-binding advisory proposal to approve the compensation of our named executive officers, or “say-on-pay” proposal. We have also included a non-binding advisory proposal on the frequency with which shareholders of the Company will vote on future “say-on-pay” proposals. Finally, our Audit Committee has selected, and we recommend that you ratify the selection of, RSM US LLP to act as the Company’s independent registered public accounting firm for the year ending December 31, 2024. We recommend that you vote your shares for each of the four director nominees, in favor of the compensation arrangements of our named executive officers, in favor of the “every year” voting frequency on future “say-on-pay” proposals presented at the Annual Meeting, and in favor of the ratification of our independent registered public accounting firm. During the Annual Meeting, we will also review our performance in 2023 and update you on how we are dealing with the current economic environment and our strategic plan as we move forward.
We encourage you to attend the meeting in person. However, whether or not you plan to attend the Annual Meeting in person, please take the time to vote by following the instructions provided on the notice as soon as possible. This will assure that your shares are represented at the meeting. We look forward to seeing you at the meeting.
Very truly yours,
Kevin W. Monson
Chair of the Board

102 South Clinton St.
Iowa City, Iowa 52240

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 25, 2024

To the Shareholders of MidWestOne Financial Group, Inc.:
The Annual Meeting of the Shareholders (the “Annual Meeting”) of MidWestOne Financial Group, Inc. (the “Company”) is being held at 2:00 p.m. central time on Thursday, April 25, 2024 at the Graduate Hotel, located at 210 South Dubuque Street, Iowa City, Iowa 52240, for the following purposes:
1.to elect four individuals to serve as Class II members of the board of directors for terms expiring at the 2027 annual meeting of shareholders and until their successors are elected and have been qualified;
2.to approve, on a non-binding, advisory basis, the compensation of our named executive officers, as described in the accompanying proxy statement, which is referred to as a “say-on-pay” proposal;
3.to approve, on a non-binding, advisory basis, the voting frequency for future “say-on-pay” proposals;
4.to ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and
5.to transact such other business as may properly be brought before the meeting and any adjournments or postponements of the meeting.
Only shareholders of record on our books at the close of business on March 1, 2024, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the Annual Meeting. In the event there are an insufficient number of votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the meeting may be adjourned or postponed in order to permit us to further solicit proxies.
By Order of the Board of Directors
Kevin W. Monson
Chair of the Board

Iowa City, Iowa
March 8, 2024

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN-PERSON, PLEASE TAKE THE TIME TO VOTE BY FOLLOWING THE INSTRUCTIONS PROVIDED ON THE NOTICE. WE HOPE THAT YOU WILL BE ABLE TO ATTEND THE MEETING, AND, IF YOU DO, MAY VOTE YOUR SHARES IN PERSON IF YOU WISH. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 25, 2024:
Our proxy statement and 2023 Annual Report on Form 10‑K are available online at www.midwestonefinancial.com.

MIDWESTONE FINANCIAL GROUP, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
April 25, 2024

This proxy statement is being furnished to our shareholders in connection with the solicitation by our board of directors of proxies to be used at the Annual Meeting of the Shareholders (the “Annual Meeting”) to be held at 2:00 p.m. central time on Thursday, April 25, 2024 at the Graduate Hotel, located at 210 South Dubuque Street, Iowa City, Iowa 52240, or at any adjournments or postponements of the meeting. This proxy statement, and a copy of our Annual Report on Form 10-K for the year ended December 31, 2023, which we have filed with the Securities and Exchange Commission (the “SEC”), are first being made available to our shareholders on or about March 8, 2024.

QUESTIONS AND ANSWERS

The following is information regarding the meeting and the voting process, presented in a question and answer format. As used in this proxy statement, the terms “MidWestOne Financial Group,” “MidWestOne Financial,” the “Company,” “we,” “our,” and “us” all refer to MidWestOne Financial Group, Inc. and its consolidated subsidiaries. The terms “MidWestOne Bank” and the “Bank” refer to the Company’s wholly-owned banking subsidiary, MidWestOne Bank, Iowa City, Iowa.
Q:    What is a proxy statement?
A.A proxy statement is a document, such as this one, required by the SEC that, among other things, explains the items on which you are asked to vote on at the Annual Meeting.
Q:    Why did I receive access to the proxy materials?
A.We have made the proxy materials available to you over the Internet because as of the close of business on March 1, 2024, the record date for the Annual Meeting, you owned shares of MidWestOne Financial common stock. This proxy statement lists the matters that will be presented for consideration by our shareholders at the Annual Meeting to be held on April 25, 2024. It also gives you information concerning matters to assist you in making an informed decision.
If you vote pursuant to the instructions set forth in the notice and herein, you appoint the proxy holders as your representatives at the meeting. The proxy holders will vote your shares as you have instructed, thereby ensuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, we ask that you instruct the proxies how to vote your shares in advance of the meeting just in case your plans change and you are unable to participate in person.
If you have voted over the Internet or by telephone or signed and returned the proxy card and an issue comes up for a vote during the Annual Meeting that is not identified in the proxy materials, the proxy holders will vote your shares, pursuant to your proxy, in accordance with their judgment.
Q:    Why did I receive a notice regarding the Internet availability of proxy materials instead of paper copies of the proxy materials?
A.We are using the SEC’s notice and access rule that allows us to furnish our proxy materials over the Internet to our shareholders instead of mailing paper copies of those materials to each shareholder. As a result, beginning on or about March 8, 2024, we sent our shareholders as of the record date by mail a notice containing instructions on how to access our proxy materials over the Internet and vote. This notice is not a proxy card and cannot be used to vote your shares. If you received a notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice.

Q:    What is “householding” and how does it work?
A.Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, if paper copies of the proxy materials were requested by multiple shareholders sharing an address, we have delivered only one set of proxy materials, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any shareholder at the shared address to which a single copy of these documents were delivered. If you prefer to receive separate copies of the proxy statement or annual report, contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.
In addition, if you currently are a shareholder who shares an address with another shareholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify Broadridge if you hold registered shares. Registered shareholders may notify Broadridge Financial Solutions, Inc. at the above telephone number or address.
Q:    What matters will be voted on at the meeting?
A.You are being asked to vote on: (i) the election of four individuals to serve as Class II members of our board of directors for terms expiring at the 2027 annual meeting of shareholders and until their successors are elected and have been qualified; (ii) the approval, on a non-binding, advisory basis, of the compensation of our named executive officers (which is referred to as a “say-on-pay” proposal); (iii) the approval, on a non-binding, advisory basis, of the frequency with which shareholders of the Company will vote on future “say-on-pay” proposals; and (iv) the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. These matters are more fully described in this proxy statement.
Q: How can I attend the Annual Meeting?
A.The Annual Meeting will be held at 2:00 p.m. central time on April 25, 2024 at the Graduate Hotel, located at 210 South Dubuque Street, Iowa City, Iowa 52240.
You are entitled to participate in the Annual Meeting only if you were a shareholder of record as of the record date or if you hold a valid proxy for the Annual Meeting. If you are not a shareholder of record but hold shares as a beneficial owner in street name, you should follow the instructions for attending the Annual Meeting provided by your broker or other fiduciary. If you do not comply with the procedures outlined above, you will not be admitted to the Annual Meeting.
Q:    How do I vote?
A.After reviewing this document, submit your proxy using any of the proxy voting methods indicated on the notice. You may vote by telephone (if you received paper copies of the proxy materials), by Internet, by mail by completing, signing, dating and mailing the proxy card you received in the mail (if you received paper copies of the proxy materials), or in person at the meeting. By submitting your proxy, you authorize the individuals named in it to represent you and vote your shares at the Annual Meeting in accordance with your instructions. Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote by following the instructions on the notice.
If you sign, date, and return your proxy card but do not mark the card to provide voting instructions, the shares represented by your proxy card will be voted “for” all four nominees named in this proxy statement, “for” the say-on-pay proposal, “for” the “every year” voting frequency for future “say-on-pay” proposals, and “for” the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
If you are a beneficial owner and a broker or other fiduciary is the record holder (which is usually referred to as “street name” ownership), then you received access to these proxy materials from the record holder of the shares that you beneficially own. The record holder should have given you instructions for directing how the record holder should vote your shares. It will then be the record holder’s responsibility to vote your shares for you in the manner you direct.

If you want to vote in person, please come to the meeting. We will distribute written ballots to anyone who wants to vote at the meeting. Please note, however, that if your shares are held in the name of a broker or fiduciary (i.e., in “street name”), you will need to arrange to obtain a legal proxy form from the record holder in order to vote in person at the meeting. Even if you plan to attend the annual meeting, we ask that you complete and return your proxy card, or vote by telephone or Internet, in advance of the annual meeting in case your plans change.

Q:    If I hold shares in the name of a broker, who votes my shares?
A.Under the rules of various national and regional securities exchanges, brokers and other fiduciaries that hold securities on behalf of beneficial owners generally may vote on routine matters even if they have not received voting instructions from the beneficial owners for whom they hold securities, but are not permitted to vote on non-routine matters unless they have received such voting instructions. The ratification of the appointment of the Company’s independent registered public accounting firm is considered to be a routine matter, and the election of directors, the say-on-pay proposal, and the voting frequency for future say-on-pay proposals are considered to be non-routine matters. Thus, if you do not provide instructions to your broker as to how it should vote the shares beneficially owned by you, your broker will be able to vote on the ratification of the appointment of RSM US LLP as our independent registered public accounting firm, but generally will not be permitted to vote on any of the other matters described in this proxy statement.
We therefore encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures.
Q:     How will my shares of common stock held in the employee stock ownership plan be voted?
A.We maintain an employee stock ownership plan (“ESOP”) that owns 469,646, or 3.0%, of the current outstanding shares of our common stock. Employees of the Company and the Bank participate in the ESOP. As of the record date, 469,646 shares have been allocated to ESOP participants. Each ESOP participant has the right to instruct the trustee of the plan how to vote the shares of our common stock allocated to his or her account under the ESOP. If an ESOP participant properly executes the voting instruction card, the ESOP trustee will vote the participant's shares in accordance with the participant’s instructions. Shares of our common stock held in the ESOP, but not allocated to any participant’s account, and allocated shares for which no voting instructions are received from participants, will be voted by the trustee in proportion to the results of the votes cast on the issue by the participants and beneficiaries.
Q:    What does it mean if I receive more than one notice card?
A.It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers or other fiduciaries. To vote all of your shares by proxy, please follow the separate voting instructions that you received for the shares of common stock held in each of your different accounts.
Q:    What if I change my mind after I vote?
A.If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:
•timely submitting another proxy via the telephone or Internet, if that is the method that you originally used to submit your proxy;
•signing another proxy card with a later date and returning that proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, by mail;
•sending notice to us that you are revoking your proxy; or
•voting in person at the meeting.
All written notices of revocation and other written communications with respect to revocation of proxies should be sent to: MidWestOne Financial Group, Inc., 102 South Clinton St., Iowa City, Iowa 52240, Attention: Corporate Secretary. If you hold your shares in the name of your broker or other fiduciary and desire to revoke your proxy, you will need to contact that party to revoke your proxy.

Q:    How many votes do we need to hold the annual meeting?

A.The holders of a majority of the votes entitled to be cast as of the record date must be present in person or by proxy at the Annual Meeting in order to hold the meeting and conduct business. Votes are counted as present at the meeting if the shareholder either:
•is present and votes in person at the meeting; or
•has properly submitted a signed proxy card or other form of proxy (through the telephone or Internet).

On March 1, 2024, the record date, there were 15,750,471 shares of common stock issued and outstanding. Therefore, at least 7,875,236 shares need to be present, in person, or by proxy, at the Annual Meeting to hold the meeting and conduct business.
Q:    What happens if a nominee is unable to stand for re-election?
A.The board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than four nominees. We have no reason to believe any nominee will be unable to stand for re-election.
Q:    What options do I have in voting on each of the proposals?
A.For the approval, on a non-binding, advisory basis of the say-on-pay proposal and the ratification of the appointment of RSM US LLP as our independent registered public accounting firm, you may vote “for”, “against”, or “abstain” with respect to such proposals. For the approval, on a non-binding, advisory basis of the frequency with which future say-on-pay votes will be conducted, you may vote for an “every year”, “every two years”, or “every three years” frequency or you may vote “abstain.” In the election of directors, you may vote “for” or “withhold authority to vote for” each nominee. There is no cumulative voting for the election of directors.
Q:    How many votes may I cast?
A.Generally, you are entitled to cast one vote for each share of stock you owned on the record date.
Q:    How many votes are needed for each proposal?
A.The say-on-pay proposal and the ratification of the appointment of RSM US LLP as our independent registered public accounting firm will be approved if the votes cast “for” each proposal exceeds the votes cast “against it.” With respect to the frequency of future say-on-pay proposals, the choice which receives the highest number of votes will be deemed the choice of the shareholders. Directors will be elected by a plurality of the votes cast, and the four individuals receiving the highest number of votes cast “for” their election will be elected as directors of MidWestOne. Please note, however, that because the say-on-pay vote and the vote for the frequency of future say-on-pay proposals are advisory, the outcome of such votes will not be binding on the board of directors or the Compensation Committee.
Also, please remember that the election of directors, the say-on-pay proposal, and the voting frequency for future say-on-pay proposals are considered to be non-routine matters. As a result, if your shares are held by a broker or other fiduciary, it cannot vote your shares on these matters unless it has received voting instructions from you.
Abstentions and broker non-votes, if any, will not be counted as votes cast, but will count for purposes of determining whether or not a quorum is present. Accordingly, so long as a quorum is present, abstentions and broker non-votes will have no effect on any of the matters presented for a vote at the Annual Meeting.
Q:    Where do I find the voting results of the meeting?
A.If available, we will announce voting results during the Annual Meeting. The voting results also will be disclosed in a Form 8-K that we expect to file within four business days after the Annual Meeting.

Q:    Who bears the cost of soliciting proxies?
A.We will bear the cost of soliciting proxies. In addition to solicitations by mail, our officers, directors or employees may solicit proxies in person, by telephone, or by email. These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.
YOUR VOTE IS IMPORTANT. PLEASE VOTE BY INTERNET OR TELEPHONE OR RETURN YOUR MARKED AND SIGNED PROXY CARD PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

PROPOSAL 1:
ELECTION OF DIRECTORS
MidWestOne Financial’s board of directors is divided into three classes. At the Annual Meeting to be held on April 25, 2024, you will be entitled to elect four Class II directors for terms expiring at the 2027 annual meeting and until their successors are elected and have been qualified, as described herein. We have no knowledge that any of the nominees will refuse or be unable to serve as directors, but if any of the nominees becomes unavailable for election, the holders of proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.
The Nominating and Corporate Governance Committee of our board of directors has nominated four persons for election at this Annual Meeting. These nominations were further approved by the full board. We did not receive any shareholder nominations for directors for the 2024 Annual Meeting. Set forth below is information concerning the nominees for election and for the other directors whose terms of office will continue after the meeting, including their age, year first elected or appointed as a director, position with MidWestOne Financial, qualifications to serve on the board and business experience. Unless otherwise specified, each position currently held by a nominee or director has been held for at least five years. The four nominees for director, if elected at the Annual Meeting, will serve for terms expiring at the 2027 annual meeting of shareholders and until their successors are elected and have been qualified.
Unless authority to vote for the nominees is withheld, the shares represented by the proxies will be voted “for” the election of the nominees proposed by the board of directors.
The board of directors recommends that you vote your shares “for” each of the nominees for director. Proxies properly submitted will be voted “for” each nominee unless shareholders specify otherwise.

INFORMATION ABOUT NOMINEES, CONTINUING DIRECTORS
AND NAMED EXECUTIVE OFFICERS
All directors will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified. There are no arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions.
No nominee, member of the board of directors or executive officer is related to any other nominee, member of the board of directors or executive officer, except for Tracy S. McCormick, who is the daughter of Director Emeritus W. Richard Summerwill and is also a blood relative of Director Emeritus John S. Koza. No nominee or director has been a director of another “public corporation” (i.e., subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”) or of any investment company within the past five years.

NOMINEES

Class II - Term Expiring 2027

	Director
Name of Individual	Since	Position(s) with MidWestOne Financial
Azeemuddin Ahmed	-	-
Carl J. Chaney	-	-
Ruth E. Heinonen	2015	Director of MidWestOne Financial and the Bank
Nathaniel J. Kaeding	2018	Director of MidWestOne Financial and the Bank
Azeemuddin Ahmed. Dr. Ahmed, 49, is a Clinical Professor of Emergency Medicine at the University of Iowa, Executive Vice Chair at the University of Iowa Department of Emergency Medicine, and the Medical Director of Kinnick Stadium and Carver Hawkeye Arena. In his role as the Executive Vice Chair, he is engaged in all aspects of departmental administration, including areas of focus such as: faculty recruitment, development, and compensation, clinical innovation, as well as strategic planning. Dr. Ahmed is an active researcher, and also provides seminars on negotiation strategies and tactics to a variety of business and health care organizations regionally and nationally. Dr. Ahmed received his Bachelor’s degree from Augustana College, his MD from Carver College of Medicine at the University of Iowa, and his MBA from Tippie College of Business at the University of Iowa. Among other attributes, skills and qualifications, we believe Dr. Ahmed to be a qualified candidate for service on the board and the Audit Committee due to his business experience and his ties within the Iowa City community.

Carl J. Chaney. Mr. Chaney, 62, is Chairman of Chaney Investments. He previously served as Chairman of the Board of Beach Bank until December 2022, and is the former President & CEO of Hancock Whitney Corporation. Mr. Chaney has over 35 years of experience in the banking industry, where he began his career serving as a Bank Regulatory/M&A Partner with a large southeastern regional law firm. Mr. Chaney serves as an instructor at the Graduate School of Banking at Louisiana State University in Baton Rouge, the Alabama Banking School and the Mississippi School of Banking. In addition, he also currently serves on the board of JTS Capital Group, which is headquartered in Waco, Texas, and has previously served on a variety of boards, including the Federal Reserve Bank of Atlanta - New Orleans branch, Allen & Company, and until April 2021, the Mississippi Power Company, a public company and a part of the Southern Company. Mr. Chaney is an honor graduate holding a BBA in Banking and Finance from the University of Mississippi and a Juris Doctorate from the University of Mississippi School of Law. We consider Mr. Chaney to be a qualified candidate for service on the board and the Audit Committee due to his financial and legal expertise as well as his extensive knowledge of and prominence in the banking industry.

Ruth E. Heinonen (formerly Stanoch). Ms. Heinonen, 65, has been a corporate affairs consultant since 2008, and president/owner of Strategic Points Consulting, LLC since 2022. She became a director of the Company upon completion of our merger with Central in May 2015 and a director of the Bank in 2016. Among her prior experiences, in 2010, Ms. Heinonen served as the senior advisor to Minnesota's governor-elect, Mark Dayton, and from 1994 to 2007, was employed with Thomson Legal & Regulatory. Between 2010 and 2012, Ms. Heinonen also served on various committees of the board of directors of Archipelago Learning, Inc., a leading subscription-based online education company, which was a public company. She received her Bachelor's degree from the University of Minnesota, and was a policy fellow at the University of Minnesota's Humphrey Institute of Public Affairs. Among other attributes, skills and qualifications, we believe that Ms. Heinonen's extensive corporate experience, leadership at a large corporation and previous service on a public company board provide valuable experience to the Company's board, Compensation Committee, and Nominating and Corporate Governance Committee.

Nathaniel J. Kaeding. Mr. Kaeding, 42, is the Director of Real Estate Development for Hodge Construction, a construction management and real estate development firm based in Iowa City, Iowa. Prior to his role with Hodge Construction, Mr. Kaeding served as the Director of Retail Development for the Iowa City Downtown District where he managed economic development and various marketing, branding and place-making initiatives for the District. Mr. Kaeding is an Iowa City native and attended the University of Iowa as an undergraduate where he earned both academic and athletic All-American honors as a member of the University of Iowa football team. Mr. Kaeding was selected as the 65th pick in the 2004 NFL draft by the San Diego Chargers and enjoyed a nine-year career as a place-kicker in the NFL. Upon retirement from the NFL, Mr. Kaeding returned to Iowa City and earned an MBA from the University of Iowa. We consider Mr. Kaeding to be a qualified candidate for service on the board and the Nominating and Corporate Governance Committee due to his experience in the real estate industry, over ten years as a business owner with executive experience managing companies, and his strong ties and significant involvement in the Iowa City community.

CONTINUING DIRECTORS

Class III - Term Expiring 2025

	Director
Name of Individual	Since	Position(s) with MidWestOne Financial
Janet E. Godwin	2019	Director of MidWestOne Financial and the Bank
Matthew J. Hayek	2019	Director of MidWestOne Financial and the Bank
Tracy S. McCormick	2011	Director of MidWestOne Financial and the Bank
Kevin W. Monson	2005	Chair of MidWestOne Financial and the Bank
Janet E. Godwin. Ms. Godwin, 58, is the Chief Executive Officer of ACT, Inc, a nonprofit company and global leader in providing educational and career assessments, where she oversees all aspects of the organization, including defining company strategy, product development, sales, and operations for the parent and subsidiaries. Ms. Godwin received a Bachelor’s degree in English from the University of Oklahoma, a Master’s degree in English from the University of Iowa, and has participated in the Advanced Management Program of the Wharton School at the University of Pennsylvania. She is past-President of the Board of Education of the Iowa City Community School District. Among other attributes, skills and qualifications, we consider Ms. Godwin to be qualified for service on the board and the Compensation Committee due to her business expertise, her strong ties within the Iowa City community, and her significant involvement in the Iowa City community.

Matthew J. Hayek. Mr. Hayek, 54, is an attorney at Hayek, Moreland, Smith & Bergus, LLP, a general service law firm in Iowa City, where his practice focuses on business and real estate law. A fifth generation Iowa Citian, Mr. Hayek received a B.A. with honors in Social Sciences from the University of Michigan and a J.D. from the University of Michigan Law School. Prior to graduate school, he served for two years in Bolivia with the United States Peace Corps. He worked at law firms in Atlanta and Chicago before returning to Iowa City. He served on the City Council of Iowa City from 2008 to 2016 and as Mayor of Iowa City from 2010 to 2016. He has held leadership positions in various civic and nonprofit organizations and received the Iowa State Bar Association Pro Bono Award. Among other attributes, skills and qualifications, we consider Mr. Hayek to be qualified for service on the board, Nominating and Corporate Governance Committee, and Audit Committee due to his legal expertise, prior leadership positions, and his significant involvement in the Iowa City community.

Tracy S. McCormick. Ms. McCormick, 63, is the Chief Financial Officer and a director of Mill Creek Development Company, an urban planning and development company in Pasadena, California. She currently serves on the board of Folience, a private company based in Cedar Rapids, Iowa. Her prior experience includes a career in investment banking with J.P. Morgan & Co., Incorporated in New York, Chicago, and Los Angeles. Ms. McCormick is the daughter of our former Chairman and current Director Emeritus, W. Richard Summerwill, and became a director of the Company in 2011 following his retirement from the board. She became a director of the Bank upon the completion of our merger with Central in May 2015. Ms. McCormick received a Bachelor’s degree in Economics and Communications from the University of Michigan and a M.Sc. in Economics from the London School of Economics and Political Science. We consider Ms. McCormick to be qualified for service on the board, the Audit Committee and the Compensation Committee due to her skills and expertise developed in investment banking and subsequent business experience.

Kevin W. Monson. Mr. Monson, 72, is the Chair of the board of the Company and Chair of the board of the Bank. He served as the President, Managing Partner and the largest shareholder of Neumann Monson, Inc., an architectural services firm headquartered in Iowa City, from 1992 through 2017, retiring as chairman of the board in December 2020, at which time he sold his stock. He became a director of the Company and the Bank in 2005. Mr. Monson is also the majority partner in Tower Partners, a real estate investment partnership, and several other real estate investment corporations. We consider Mr. Monson to be qualified for service on the board due to his skills and expertise developed as the head of a successful architectural firm and his knowledge of and prominence in the Iowa City market.

Class I - Term Expiring 2026

	Director
Name of Individual	Since	Position(s) with MidWestOne Financial
Larry D. Albert	2018	Director of MidWestOne Financial and the Bank
Charles N. Funk	2000	Director of MidWestOne Financial and the Bank, former Chief Executive Officer of MidWestOne Financial and the Bank
Douglas H. Greeff	2019	Director of MidWestOne Financial
Jennifer L. Hauschildt	2019	Director of MidWestOne Financial and the Bank
Charles N. Reeves	2022	Director and Chief Executive Officer of MidWestOne Financial and the Bank
Larry D. Albert. Mr. Albert, 73, is the retired Executive Vice President of the Company, a position he held from the May 2015 completion of our merger with Central to his retirement in September 2015. He also served as Chief Executive Officer and as a director of Central Bank from 1996 to 2015. Mr. Albert currently serves as director of the Company and the Bank. He received his Bachelor’s degree from Westmar University and his MBA from the University of St. Thomas. Among other attributes, skills and qualifications, we believe Mr. Albert is qualified to serve as a director of the Company and on the Audit Committee because, as a director of the Bank and former Chief Executive Officer of Central Bank, he is familiar with the Bank’s business and industry and with Bank strategy.

Charles N. Funk. Mr. Funk, 69, served as the Chief Executive Officer of the Company from March 2008 through October 2022 and the Bank from November 2000 through October 2022. He also served as President of the Company and the Bank from November 2000 to July 2020. Prior to that, he held positions as President and Central Region Manager and Chief Investment Officer for Brenton Bank-Des Moines. Mr. Funk has taught for the Colorado Graduate School of Banking in Boulder, Colorado, the Iowa School of Banking, and the Stonier Graduate School of Banking at Georgetown University. Mr. Funk has served as a director of MidWestOne Financial and the Bank since November 2000. He previously served on the board of Folience and the American Bankers Association and was the Chairman of the Iowa Bankers Association in 2010 and 2011. Mr. Funk graduated with a Bachelor’s degree from William Jewell College. We consider Mr. Funk to be qualified for service on the board due to his extensive expertise in the financial services industry, particularly in the state of Iowa, and intimate knowledge of MidWestOne Financial Group’s business and operations and because of his previous role as the Chief Executive Officer of MidWestOne Financial and the Bank.

Douglas H. Greeff. Mr. Greeff, 68, is a director of TRX and was CFO until February 2024. Also, he is President of Greeff Advisory LLC in New York, New York, a shareholder advising service. He recently served as the Director and Executive Vice President of Omnisure LLC, a specialty finance company and customized payment plan provider for vehicle and home service contracts, and Interim Chief Financial Officer of Microfinancial Inc., a specialized commercial/consumer finance company. He also served as the Chief Financial Officer of Heyman Companies, and of Revlon, Inc., both of New York, New York. Mr. Greeff received his Bachelor’s degree in Economics from Williams College, and completed a Master’s program in Accounting at the NYU School of Business Administration. We consider Mr. Greeff to be qualified for service on the board and the Compensation Committee due to his extensive finance and corporate experience.

Jennifer L. Hauschildt. Ms. Hauschildt, 54, is the global Chief Human Resources Officer for Georg Fischer, Uponor division, a leading provider of crosslinked polyethylene (PEX) plumbing, radiant heating/cooling, hydronic piping, pre-insulated piping and fire sprinkler systems for residential and commercial structures, headquartered in Helsinki, Finland. Ms. Hauschildt received her Bachelor's degree from Gustavus Adolphus College, and an MBA from the University of Minnesota. We consider Ms. Hauschildt to be qualified for service on the board and Compensation Committee due to her extensive corporate experience, specifically relating to Human Resources and Information Technology.

Charles N. Reeves. Mr. Reeves, 56, is the Chief Executive Officer of the Company and the Bank. Prior to joining the Company in November 2022, he served as the President and Chief Executive Officer for Beach Bancorp, Inc. in Florida. Prior to that, Mr. Reeves was employed by Cascade Bancorp, most recently serving as President and Chief Operating Officer. Prior to that, Mr. Reeves had a 22-year career at Fifth Third Bank, serving in a variety of roles including Executive Vice President, Commercial Banking in Chicago and as Chicago Market President. Mr. Reeves serves on the Board of Directors for the Iowa Bankers Association, the Iowa Association of Business & Industry, Orchestra Iowa and is a member of the Cedar Rapids Metro Economic Alliance. Mr. Reeves received his Bachelor of Arts from Miami University in Oxford, Ohio. We consider Mr. Reeves to be qualified for service on the board due to his extensive expertise in the financial services industry, his blend of community and regional bank leadership, and his knowledge of MidWestOne Financial’s business and operations and because of his role as the Chief Executive Officer of MidWestOne Financial and the Bank.

Richard R. Donohue and Richard J. Hartig, both former Class II directors, notified the Company on January 23, 2024 of their decision not to be considered for renomination at the Annual Meeting and to retire from the board of directors of the Company and the Bank, effective on the date of the Annual Meeting. Mr. Donohue became a director of the Company and the Bank in 2008, while Mr. Hartig became a director of the Company and the Bank in 2019.

In addition, Mr. W. Richard Summerwill, who had served on our board of directors since our formation in 1983 and served as our long-time Chief Executive Officer prior to our merger with the former MidWestOne Financial in March 2008, and Mr. John S. Koza, who also had served on our board of directors since our formation in 1983 and retired from the board in 2014, both currently serve as non-voting Directors Emeriti, and will not be re-appointed as Director Emeriti in April 2024.

BOARD DIVERSITY DISCLOSURE
In accordance with the Nasdaq Listing Rule 5606, each Company must annually disclose information on each director’s voluntary self-identified characteristics. The table below includes information on the diversity of the board of directors, as of the dates indicated, based upon such information voluntarily provided by each director.

Board Diversity Matrix (As of March 8, 2024)

Total Number of Directors		13

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	9	—	—

Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	4	9	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	1

Board Diversity Matrix (As of March 15, 2023)

Total Number of Directors		13

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	9	—	—

Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	4	9	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

EXECUTIVE OFFICERS
In addition to Charles N. Reeves, who serves as our Chief Executive Officer, the following individuals serve as executive officers of MidWestOne Financial, and are named in the compensation tables included in this proxy statement:
Len D. Devaisher. Mr. Devaisher, 47, is the President and Chief Operating Officer of the Company and the Bank, and served as the interim Chief Executive Officer of the Company and the Bank between August 12, 2022 through November 1, 2022. Prior to joining the Company in July 2020, he served as the Vice President for Resource Development for the United Way of Dane County. Prior to that, Mr. Devaisher was employed by Old National Bank, serving in a variety of roles between 2000 and 2019. Most recently, he served as Chief Executive Officer, Wisconsin Region, from 2016 to 2019. He also served as Chief Operating Officer of Young Life, Africa from 2010 to 2013. Mr. Devaisher earned a Bachelor of Science degree in Economics from the University of Evansville, completed the American Bankers Association Stonier Graduate School of Banking, and earned a leadership certificate in banking from The Wharton School at the University of Pennsylvania.

Barry S. Ray. Mr. Ray, 52, is the Senior Executive Vice President and Chief Financial Officer of the Company and the Bank. Prior to joining the Company in June 2018, he was employed since 2006 by Columbia State Bank, a subsidiary of Columbia Banking System, Inc., where his last position held was Chief Accounting Officer and Controller. Prior to that, he was employed as a Business Analyst, Investment Operations, with Russell Investment Group from 2005 to 2006, and prior to that, was a Consulting Services Manager with RSM US LLP from 2000 to 2005. Mr. Ray served in the U.S. Navy, and received his Bachelor’s degree from the University of Washington. He is a Certified Public Accountant.

David E. Lindstrom. Mr. Lindstrom, 57, is the Executive Vice President, Consumer Banking, of the Bank, a position he has held since January 2018. Prior to his employment with the Bank, Mr. Lindstrom was employed by BMO Harris Bank, a subsidiary of the Bank of Montreal, since 1989. From 2014 to January 2018, he served as Market President, West Market, MN of BMO Harris Bank, where he was responsible for driving growth across all business lines and acting as a key community contact for the bank. From 2012 to 2014, he was the Senior Vice President, Head of Retail Banking and Regional Sales Manager, Northwest Region, Minnesota and Wisconsin for BMO Harris Bank. Prior to that, he acted as Regional President and was also the Senior Vice President/Head of Retail Banking for M&I Marshall and Ilsley Bank. Mr. Lindstrom received his Bachelor’s degree in economics from the University of Wisconsin, Madison.

Gary L. Sims. Mr. Sims, 62, is the Senior Vice President and Chief Credit Officer of the Company and Executive Vice President and Chief Credit Officer of the Bank. Prior to joining the Company in June 2018, he served as Managing Director - Corporate and Institutional, and as the Chief Credit Officer of NBH Bank from May 2011 through June 2018. Prior to that, he was employed as the Senior Credit Officer for Regions Bank in Dallas, Texas from April 2005 through May 2011. Mr. Sims received a Bachelor of Business Administration degree in Finance from the University of North Texas, Denton, Texas

CORPORATE GOVERNANCE AND BOARD MATTERS
General
The board has adopted guidelines on significant corporate governance matters that, together with our Code of Business Conduct and Ethics and other policies, creates our corporate governance standards. Generally, the board oversees our business and monitors the performance of our management. In accordance with our corporate governance standards, the board does not involve itself in the day-to-day operations of MidWestOne Financial, which is monitored by our executive officers and management. Our directors fulfill their duties and responsibilities by attending regular meetings of the board, which convene at least on a quarterly basis, and through committee membership, which is discussed below. Our directors also discuss business and other matters with Mr. Reeves, our Chief Executive Officer, other key executives and our principal external advisers (legal counsel, auditors and other consultants).
With the exception of Mr. Reeves and Mr. Funk, each of our current directors and nominees is “independent,” as defined under The Nasdaq Stock Market LLC’s listing rules, and the board has determined that the independent directors do not have other relationships with us that prevent them from making objective, independent decisions. The board of directors has established an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee, each of which is made up solely of independent directors. The current charters of each of these committees are available on our website at www.midwestonefinancial.com. Our Code of Business Conduct and Ethics is also available on our website. Also posted on our website is a general description regarding our Company and links to our filings with the SEC.
Our board of directors held eight regular and special meetings during 2023. All of the directors attended at least 75% of the aggregate of the board meetings and meetings of committees of which they were members. While we do not have a specific policy regarding attendance at the annual shareholders’ meeting, all directors are encouraged and expected to attend the meeting. Last year’s annual meeting of shareholders was attended in person, by telephone or through the online webcast by all but one of the directors in office at such time.
Audit Committee
In 2023, the Audit Committee was comprised of Messrs. Donohue (Chair), Albert, Hayek and Ms. McCormick. It is anticipated that the composition of the Audit Committee will remain the same throughout 2024, except for Mr. Donohue, who will retire from the Board, effective on the date of the Annual Meeting. If elected to the board at the Annual Meeting, Mr. Chaney will replace Mr. Donohue as the Chair of the Audit Committee and Mr. Ahmed will join the Audit Committee. Each of these individuals is considered to be “independent” under Nasdaq listing rules and the regulations of the SEC, including Rule 10A-3 of the Exchange Act. The board of directors has determined that Mr. Donohue (until his retirement in April 2024) and Mr. Chaney (once approved at the Annual Meeting) each qualifies as an “audit committee financial expert” under the regulations of the SEC. The board has based this determination on Mr. Donohue’s education and his professional experience as the former managing partner of a certified public accounting firm, as well as Mr. Chaney’s extensive experience as a Chairman, CEO, EVP and CFO in multiple banking organizations, in addition to corporate board appointments.
The functions performed by the Audit Committee include, among other things, the following:
•overseeing our accounting and financial reporting;
•selecting, appointing and overseeing our independent registered public accounting firm;
•reviewing and discussing with management and the independent auditor the annual audited and quarterly unaudited financial statements, including disclosures made in management’s discussion and analysis, earnings press releases and any earnings guidance provided to analysts and rating agencies, prior to the release of quarterly and annual earnings results;
•meeting with management, the internal auditors and the independent registered public accounting firm to review the effectiveness of our system of internal controls and internal audit procedures; and
•discussing with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.
To promote independence of the audit function, the Audit Committee consults separately and jointly with our independent registered public accounting firm, the internal auditors and management. We have adopted a written charter for the Audit Committee, which sets forth its duties and responsibilities. The current charter is available on our website at www.midwestonefinancial.com under “Corporate Information - Committee Charting” and by clicking on “Audit Committee.” In 2023, the Audit Committee met fourteen times.
Compensation Committee
In 2023, the Compensation Committee of MidWestOne Financial was comprised of Ms. McCormick (Chair), Ms. Godwin, Ms. Hauschildt, and Ms. Heinonen, and Mr. Greeff. It is anticipated that the composition of the Compensation Committee will remain the same throughout 2024. Each individual is considered to be an “independent” director as defined by Nasdaq listing rules and a “non-employee” director under Section 16 of the Exchange Act.

The Compensation Committee is responsible for the development of MidWestOne Financial’s compensation philosophy and the design, implementation and monitoring of its executive compensation programs. It determines the structure and components of the programs and reviews and approves the compensation of our named executive officers (“NEOs”). The Compensation Committee also evaluates and makes recommendations relating to directors’ compensation. The Compensation Committee annually assesses the performance of the Chief Executive Officer, Charles N. Reeves, and determines his salary, short-term incentive compensation and long-term incentive compensation. It also determines the salaries and incentive compensation of our other NEOs, based upon an assessment from Mr. Reeves of each NEO’s individual performance. The Compensation Committee consults with management and its independent advisors on a variety of matters, including the annual review of MidWestOne Financial’s compensation programs relative to its peers and industry best practices. It ensures that its programs do not create inappropriate risk to MidWestOne Financial and uses its best judgment to develop executive compensation programs that are consistent with the Company’s operating principles, strategy and performance. The Compensation Committee’s duties, responsibilities, and functions are further described in its charter. The Compensation Committee reviews its charter annually and recommends approval of the charter to MidWestOne Financial’s Board of Directors. The Compensation Committee’s charter is available on our website, www.midwestonefinancial.com under “Corporate Information – Committee Charting” and by clicking on “Compensation Committee.”

The Compensation Committee met seven times during 2023. Ms. McCormick also met as needed with internal staff members and members of management, as well as the Compensation Committee’s independent advisors, to prepare for committee meetings and to assemble compensation information for this proxy statement.

Nominating and Corporate Governance Committee
In 2023, the Nominating and Corporate Governance Committee of MidWestOne Financial was comprised of Messrs. Hayek (Chair), Donohue, Hartig, and Kaeding, and Ms. Heinonen. It is anticipated that the composition of the Nominating and Corporate Governance Committee will remain the same throughout 2024, except for Mr. Donohue and Mr. Hartig, both of whom intend to retire from the Board, effective on the date of the Annual Meeting. Ms. Godwin will join the Nominating and Corporate Governance Committee, effective on the date of the Annual Meeting. Each individual is considered “independent” under Nasdaq listing rules. The primary purposes of the Nominating and Corporate Governance Committee are to identify and recommend individuals to serve on our board of directors and to review and monitor our policies, procedures and structure as they relate to corporate governance. We have adopted a written charter for the Nominating and Corporate Governance Committee, which sets forth its duties and responsibilities. The current charter is available on our website at www.midwestonefinancial.com, under “Corporate Information - Committee Charting” and by clicking on Nominating & Corporate Governance Committee.” In 2023, the Nominating and Corporate Governance Committee met four times.
Director Nominations and Qualifications
For the 2024 annual meeting, the Nominating and Corporate Governance Committee nominated for re-election to the board two incumbent directors whose terms are set to expire at the 2024 annual meeting, as well as two new directors, who will replace the retiring directors, Messrs. Donohue and Hartig. These nominations were further approved by the full board. We did not receive any properly-made shareholder nominations for directors for the 2024 annual meeting.
The Nominating and Corporate Governance Committee evaluates all potential nominees for election, including incumbent directors, board nominees and any shareholder nominees included in the proxy statement, in the same manner. While the Nominating and Corporate Governance Committee does not maintain a separate diversity policy, the Nominating and Corporate Governance Committee focuses on qualified director candidates who present varied, complementary backgrounds that emphasize both business experience and community standing. Moreover, the Board Diversity Task Force, which was formed in November of 2020, provides input to the Nominating and Corporate Governance Committee by supporting representation and exploring ways to increase the overall diversity of the Company’s directors, executive officers and employees. The Board is committed to increasing the diversity of the Board in accordance with, and in the timeframe set forth, in the applicable Nasdaq rules.

The Nominating and Corporate Governance Committee has established the following minimum criteria, which it considers necessary for service on the board:
•each nominee shall meet the minimum requirements for service on the board of directors contained in the Company’s bylaws and articles of incorporation;
•each nominee shall possess the highest personal and professional ethics, integrity and values;
•each nominee shall have, in the Nominating and Corporate Governance Committee’s opinion, a sufficient educational and professional background and have relevant past and current employment affiliations, board affiliations and experience for service on the board;
•each nominee shall have demonstrated effective leadership and sound judgment in his or her professional life;
•each nominee shall have a strong appreciation for the community-minded focus of the Company;
•each nominee shall have exemplary management and communications skills. Most importantly, each nominee must possess the requisite skills and desire to work well within the board structure;
•each nominee shall be free of conflicts of interest that would prevent him or her from serving on the board;
•each nominee shall be expected to ensure that other existing and future commitments do not materially interfere with his or her service as a director of the Company;
•each nominee shall review and agree to meet the standards and duties set forth in the Company’s Code of Business Conduct and Ethics;
•each nominee shall be willing to devote sufficient time to carrying out his or her duties and responsibilities effectively, and should be committed to serve on the board for an extended period of time; and

•the “independence” of non-management nominees shall be taken into account so that at least a majority of the board of directors will be made up of directors who satisfy the independence standards set forth by Nasdaq.
The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the board whose term is set to expire at the upcoming annual shareholder meeting and who are willing to continue in service. Current members of the board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the board does not wish to continue in service or if the committee or the board decides not to re-nominate a member for re-election, the committee would identify the desired skills and experience of a new nominee in light of the criteria above.
Board Leadership Structure
The positions of Chair of the Board and Chief Executive Officer of MidWestOne are currently held by separate individuals. We believe this is the most appropriate structure for our board at this time. The Chair provides leadership to the board and works with the board to define its structure and activities in the fulfillment of its responsibilities. The Chair sets the board agendas with board and management input, facilitates communication among directors, works with the Chief Executive Officer to provide an appropriate information flow between management and the board and presides at meetings of the board and shareholders. With the Chair’s assumption of these duties, the Chief Executive Officer may place a greater focus on our strategic and operational activities. We also believe our board feels a greater sense of involvement and brings a wider source of perspective as a result of this structure, from which we benefit.
Independent Director Sessions
The board of directors has created the position of a “lead” independent director, currently filled by Ms. McCormick. The Nominating and Corporate Governance Committee reviews this appointment annually, and the full board has the opportunity to ratify the committee’s selection. It is expected that Ms. McCormick will continue to serve as lead independent director after the 2024 annual meeting of shareholders. The lead independent director assists the board in assuring effective corporate governance and serves as chair of the independent director sessions. Consistent with Nasdaq listing rules, the independent directors regularly have the opportunity to meet without the non-independent directors present, and in 2023 there were three such sessions.
Board’s Role in Risk Oversight
Risk is inherent in every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including general economic risks, credit risks, interest rate risks, liquidity risks, regulatory risks, audit risks, reputational risks, cyber risks and others, such as risks related to the unintentional effects our compensation plans may have on employee decision-making or the impact of competition. Management is responsible for the day-to-day control of risks the Company faces, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

While the full board of directors is charged with ultimate oversight responsibility for risk management, various committees of the board and members of management also have responsibilities with respect to our risk oversight. In particular, the Audit Committee plays a large role in monitoring and assessing our financial, legal, and organizational risks, and receives regular reports from our senior officers regarding comprehensive organizational risk, as well as particular areas of concern. The Company’s Enterprise Risk Management Committee also plays an important role in risk management, with oversight of the Company’s overall risk framework, including cyber risks, risk appetite, and the identification, measurement, and monitoring of key risks. The Compensation Committee monitors and assesses the various risks associated with compensation policies and oversees incentive plans to ensure a reasonable and manageable level of risk-taking consistent with our overall strategy. Additionally, our Chief Credit Officer and loan review staff are directly responsible for overseeing our credit risk.

We believe that establishing the appropriate “tone at the top” and providing for full and open communication between management and our board of directors are essential for effective risk management and oversight. Our executive management meets regularly with our other senior officers to discuss strategy and risks facing the Company. Senior officers attend many of the board meetings or, if not in attendance, are available to address any questions or concerns raised by the board on risk management-related and any other matters. Additionally, each of our board-level committees provides regular reports to the full board and apprises the board of our comprehensive risk profile and any areas of concern.

Code of Ethics
We have a Code of Business Conduct and Ethics in place that applies to all of our directors, officers and employees. The code sets forth the standard of ethics that we expect all of our directors, officers and employees to follow, including our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. The Code of Business Conduct and Ethics is posted on our website at www.midwestonefinancial.com, under “Corporate Information - Governance Documents.” We intend to satisfy the disclosure requirements under Item 5.05(c) of Form 8-K regarding any amendment to or waiver of the code with respect to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, and persons performing similar functions, by posting such information on our website.

Compensation-Related Governance Policies
Equity Ownership Guidelines
The Compensation Committee believes it is important for the long-term success of MidWestOne Financial to align the financial interests of the Company’s executives with those of its shareholders. MidWestOne Financial’s stock ownership guidelines articulate the expectation that executives and non-employee directors own an amount of our common stock equal to a multiple of the annual base salary for NEOs and the annual cash retainer for non-employee directors. NEOs and non-employee directors are expected to make continuing progress towards compliance with the guidelines. In the event that an NEO or non-employee director does not hold the required number of shares, a minimum number of shares issued under the long-term incentive plan must be retained until the guidelines are met. These retention ratios are presented in the table below. The Compensation Committee regularly reviews these guidelines to ensure consistency with governance best practices, market conditions, and peer bank policies. The Compensation Committee monitors compliance on an annual basis.

Non-Executive Directors	5 times Annual Cash Retainer	75% retention ratio
Chief Executive Officer	5 times Annual Base Salary; includes unvested shares	75% retention ratio
Other Named Executive Officers	3 times Annual Base Salary; includes unvested shares	50% retention ratio

Insider Trading Policy
The Company has adopted an insider trading policy that restricts open market transactions in Company stock beginning two weeks before the last day of quarter-end and ending two trading days after quarterly earnings have been made public. A complete copy of the policy is included as exhibit 19.1 to the Company’s Form 10-K for the year ended December 31, 2023, filed with the SEC on March 8, 2024.

Anti-Hedging Policy
Our insider trading policy prohibits our directors, officers and employees from entering into any hedging transaction with respect to any of the Company’s securities. This prohibition includes the direct or indirect purchase or use of stock options, prepaid variable forward contracts, equity swaps, collars, exchange funds or any other instruments designed to offset any decrease in the market value of the Company’s securities.

Clawback Policy
The Company maintains a robust clawback policy, which was amended in August 2023 to be consistent with the requirements of Exchange Act Rule 10D-1 and Nasdaq Listing Standards. The policy provides the board with the authority to recover incentive compensation paid to any NEO or participant in an incentive compensation plan in circumstances where there has been a restatement of the Company’s financial results as reported to the SEC or where such person has engaged in specified misconduct. The policy applies to incentive compensation based on the achievement of performance criteria and includes cash bonus payments and equity incentive compensation.

AUDIT COMMITTEE REPORT
In 2023, the Audit Committee was comprised of four members of the board of the Company. In 2024, the Audit Committee will be comprised of five members of the board of the Company, upon the retirement of Mr. Donohue, effective at the Annual Meeting, and upon the election and subsequent appointment to the Audit Committee of Messrs. Ahmed and Chaney. All the members of the Audit Committee are independent from management and the Company, as independence is currently defined in the Nasdaq listing rules and Rule 10A-3 of the Exchange Act. The Audit Committee is governed by a charter. A copy of the charter is available on the Company’s website at www.midwestonefinancial.com.

The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. The Audit Committee reviewed and discussed with management and the Company’s independent registered accounting firm, referred to in this report as the external auditor, the Company’s annual and quarterly SEC reports on Forms 10-K and 10-Q including the Company’s financial statements and disclosures prior to their public release. The Audit Committee also reviewed and discussed with management, where appropriate, other selected SEC filings and public disclosures regarding financial matters, such as earnings releases, prior to their public release. The Audit Committee reviewed and discussed with Company management and the external auditor the changes in accounting rules or standards that could materially impact the Company’s financial statements and the implementation of those rules or standards.

The meetings of the Audit Committee are designed to facilitate and encourage communication among the Audit Committee, the Company, the Company’s internal auditors and the Company’s external auditor. The Audit Committee discussed with the Company’s internal auditors and external auditor the overall scope for their respective audits. The Audit Committee meets with the internal auditors and external auditor, with and without management present, to discuss results of their examinations, their evaluations of the Company’s internal control, and overall quality of the Company’s financial reporting. All audit and non-audit services performed by the external auditor of the Company require approval of the Audit Committee.

As part of its oversight responsibility, the Audit Committee engages in an annual evaluation of the external auditor’s qualifications, performance and independence, and considers whether continued retention of the Company’s independent registered public accounting firm is in the best interest of the Company. The Audit Committee is also involved in the selection of the lead engagement partner. While RSM US LLP has been retained as the Company’s independent registered public accounting firm since 2013, in accordance with SEC rules and RSM US LLP’s policies, the firm’s lead engagement partner rotates every five years. In assessing RSM US LLP’s qualifications, performance and independence in 2023, the Audit Committee considered, among other things:

•the length of time RSM US LLP has been engaged;
•RSM US LLP’s independence and objectivity;
•RSM US LLP’s industry specific experience;
•historical and recent performance, including the extent and quality of RSM US LLP’s communications with the Audit Committee, and feedback from management regarding RSM US LLP’s overall performance;
•external data on audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) inspection reports on the firm; and
•the appropriateness of RSM US LLP’s fees, including those related to non-audit services.

The Audit Committee believes that the continued retention of RSM US LLP as our independent registered public accounting firm is in the best interests of the Company and our shareholders.

The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2023 with our management and RSM US LLP, the independent registered public accounting firm that audited our financial statements for that period. The Audit Committee has also discussed with RSM US LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC, and has received the written disclosures and the letter from RSM US LLP required by the applicable requirements of the PCAOB regarding RSM US LLP’s communications with the Audit Committee concerning independence and has discussed with RSM US LLP its independence. Based on the review and discussions with management and RSM US LLP, the Audit Committee has recommended to the board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

Submitted by:
The MidWestOne Financial Group, Inc. Audit Committee
Richard R. Donohue (Chair)
Larry D. Albert
Matthew J. Hayek
Tracy S. McCormick

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion & Analysis (“CD&A”) section describes MidWestOne Financial Group’s compensation philosophy and policies as applicable to the NEOs listed in the Summary Compensation Table on pages 26-27. It explains the structure of each material element of compensation and provides context for the more detailed disclosure tables and specific compensation amounts which follow this CD&A.

MidWestOne Financial Group and MidWestOne Bank share an executive management team. The members of the executive management team, including the NEOs, are compensated by the Bank, not by MidWestOne Financial. The terms of our executives’ total compensation packages are determined and approved by the Compensation Committee (the “Committee”) based on each executive’s individual performance and roles for both MidWestOne Financial and MidWestOne Bank.
Named Executive Officers
In this CD&A and the executive compensation tables that follow, our five named executive officers (“NEOs”) are:

•Charles N. Reeves III, Chief Executive Officer
•Len D. Devaisher, President and Chief Operating Officer
•Barry S. Ray, Senior Executive Vice President and Chief Financial Officer
•Gary L. Sims, Executive Vice President and Chief Credit Officer
•David E. Lindstrom, Executive Vice President, Consumer Banking
2023 Business Highlights

•Earned net income of $20.9 million, or $1.33 per diluted common share;
•7.5% loan growth, driven by an expansion of our banking teams across our major markets;
•Net charge-off ratio declined 10 basis points from the prior year, to 0.09%;
•Wealth Management revenue and assets under administration growth of 9% and 10%, respectively, from the prior year, largely driven by teams recruited over the last two years;
•Balance sheet repositioned from the sale of $346.9 million of securities, proceeds utilized to purchase higher yielding securities and reduce borrowings; and
•Announced the sale of our Florida operations, with the proceeds to be reinvested in the acquisition of Denver Bankshares, Inc.

The charts below illustrate selected Company financial data over the past six years.
(1)A non-GAAP measure. See pages 47 and 48 of the Company’s Form 10-K for the year ended December 31, 2023 and pages 53 through 55 of the Company’s Form 10-K for the year ended December 31, 2020, for a reconciliation to the most comparable GAAP equivalent.
2023 Say-On-Pay
Say-on-pay is a mandatory but non-binding advisory shareholder vote on executive compensation as part of the Dodd-Frank Act. At the 2023 Annual Meeting of Shareholders, 93.9% of the votes were cast in favor of the non-binding, advisory proposal to approve the compensation of certain executive officers. MidWestOne Financial, the board of directors and the Committee pay careful attention to communications from shareholders, including the results of these advisory votes, and believe that the vote reflects support by our shareholders of our compensation philosophy and practices.

Compensation Program Governance
The Committee reviews its policies and practices on a regular basis to ensure they are consistent with strong corporate governance standards. This assessment includes advice from our compensation consultant, Frederic W. Cook & Co., Inc. (“F.W. Cook”), Chicago, IL, on industry best practices regarding governance and executive compensation.

What We Do:
•Align the interests of executives and shareholders without creating undue risk
•Establish incentive plan performance metrics using robust financial and strategic goals
•Retain an independent compensation consultant to advise the Committee
•Analyze compensation program data of our industry peers
•Conduct an annual say-on-pay advisory vote
•Conduct annual risk assessments
•Maintain a clawback policy

•Maintain an insider trading policy
•Maintain stock ownership guidelines for executives and directors
What We Don’t Do:
•Reward executives for taking inappropriate and unnecessary risk
•Provide multi-year guaranteed salary increases or guaranteed incentives
•Provide uncapped incentive award payments
•Pay for below-threshold performance
•Pay dividends while equity awards are unvested
•Permit hedging of our stock by executives or directors
•Provide excessive perquisites for executives or directors
Compensation Philosophy and Objectives
Our compensation philosophy is to provide competitive compensation that rewards executives for performance and the management of risk and to align the interests of our executives with those of our shareholders. The Committee believes our executive compensation program supports the Company’s achievement of sustained, long-term financial success and the overall goal of increasing shareholder value.

MidWestOne Financial’s executive compensation program is designed and structured to:
•Attract, retain and motivate highly qualified executives;
•Align executive interests with shareholder interests;
•Link overall compensation to Company performance;
•Emphasize goal-based performance incentives aligned with annual and long-term results and strategic objectives;
•Provide flexibility to recognize, differentiate, and reward individual performance;
•Create alignment among top executives;
•Maintain the highest level of ethical standards and conduct; and
•Mitigate undue risk to MidWestOne Financial.
The Committee continues to be mindful of the importance of an executive compensation program that is designed to include incentives that do not threaten the value of MidWestOne Financial or the investments of our shareholders. In its development and review of compensation elements for key executives, the Committee uses as a reference the Guidance on Sound Incentive Compensation Policies jointly issued by the financial institution regulatory agencies in 2010. This document establishes a framework for assessing the soundness of incentive plans, programs, and arrangements maintained by financial institutions, and encourages balanced risk-taking incentives compatible with effective controls and risk management and with general principles of strong corporate governance. The Committee meets with MidWestOne Financial’s Chief Risk Officer annually to review and discuss the management of any risks associated with our compensation program. The Committee has concluded that the Company’s incentive programs are consistent with the principles set forth in the regulatory guidance and with overall corporate objectives and are reasonably unlikely to have a material adverse effect on MidWestOne Financial.

Compensation Process
Role of Compensation Committee. The Committee is responsible for the development and oversight of the Company’s executive compensation programs. It reviews and approves the compensation of executive officers, including the NEOs, for the current year and sets goals and payout levels for the following year. In conducting its review, the Committee considers quantitative performance results, the officer’s individual contributions and level of responsibility, and competitive market data. In setting goals and payout levels, the Committee considers the Company’s financial forecast, strategic initiatives, peer group data, and macroeconomic conditions. In general, the Committee is guided by sound risk management, industry best practices, peer group data and Company performance when making decisions about executive compensation.

Role of Executive Officers in Compensation Decisions. The Committee is responsible for all compensation decisions affecting our NEOs. For each executive other than himself, the CEO presents annual evaluations of such executives and makes recommendations to the Committee regarding their compensation. This assessment considers each executive’s efforts in achieving his or her individual goals for the year and the executive’s contribution to the financial performance and long-term success of MidWestOne Financial. No executive officer, including the CEO, participates in any recommendation, discussion, or decision with respect to his or her own compensation or benefits. The Committee independently reviews the CEO’s annual performance assessment, which is prepared by Ms. McCormick with input from the full board. As with the reviews of the other NEOs, the assessment considers the CEO’s individual performance and contribution to the overall performance and long-term success of MidWestOne Financial. Based on the review, the Committee determines the CEO’s compensation for the year. The Committee then reports its NEO compensation decisions to the full board of directors. Performance metrics and goals for the upcoming year are developed in consultation with the CEO, taking into consideration the strategic and financial objectives of MidWestOne Financial.

Role of Independent Consultant. The Committee believes that it is important to obtain objective, independent guidance in carrying out its responsibilities and under its charter, the Committee has the authority to hire outside consultants and independent advisors to provide advice and recommendations on executive and director compensation.

In 2023, the Committee continued to retain the compensation consulting services of F.W. Cook, to provide information on compensation trends and best practices for executives and directors and to help review and analyze our executive compensation practices and procedures. Services provided by F.W. Cook included assessment of the Company’s peer group banks and recommendations for changes, and analysis of each component of NEO compensation compared to that paid by the peer group banks.

The Committee reviewed F.W. Cook’s independence in accordance with the Committee’s charter and applicable Nasdaq rules and determined that there were no conflicts of interest that would impair its independence.

Peer Group Benchmarking. The Committee, with guidance from F.W. Cook, annually reviews its designated peer group. The Committee uses the peer group to analyze the competitiveness of our executive compensation program in terms of pay levels and program design. The peer group companies are selected using objective criteria that consider MidWestOne Financial’s asset size, business lines, and geographical footprint. The annual review resulted in a peer group for 2023 that is unchanged from 2022.

The 2023 peer group included:

Community Trust Bancorp, Inc., Pikeville, KY	Independent Bank Corporation, Grand Rapids, MI
Equity Bancshares, Inc., Wichita, KS	Lakeland Financial Corporation, Warsaw, IN
First Busey Corporation, Champaign, IL	Mercantile Bank Corporation, Grand Rapids, MI
First Financial Corporation, Terra Haute, IN	Midland States Bancorp, Inc., Effingham, IL
First Mid Bancshares, Inc., Mattoon, IL	National Bank Holdings Corporation, Greenwood Village, CO
German American Bancorp, Inc., Jasper, IN	Nicolet Bankshares, Inc., Green Bay, WI
Great Southern Bancorp, Inc., Springfield, MO	QCR Holdings, Inc., Moline, IL
Hills Bancorporation, Hills, IA	Stock Yards Bancorp, Louisville, KY
Horizon Bancorp, Michigan City, IN	West Bancorporation, Inc., West Des Moines, IA

The Committee’s objective is to offer total target compensation for NEOs that is competitive with MidWestOne Financial’s peers. The Committee does not tie the compensation of our executives to specific market percentiles. Instead, the Committee considers a number of factors to determine the appropriate pay levels and plan designs for our executive officers. In addition to peer group data, these factors include Company, business unit and individual performance, experience and scope of responsibility, leadership skills, and internal pay equity. The Committee, with the assistance of F.W. Cook, annually performs a detailed review of MidWestOne Financial’s total compensation levels for NEOs by pay component and uses the peer group data to validate the appropriateness of the final compensation packages provided to our executives.

Compensation Components
There are four primary components to our executive officer compensation program: base salary, annual cash incentive awards, equity awards and benefits and other perquisites. The Committee believes that the use of both cash and equity compensation incentivizes executives by rewarding them for performance that increases shareholder value. In determining NEO compensation, the Committee considers and evaluates all components of the officer’s total compensation with the intention of providing each executive with a competitive compensation package that is appropriately performance based. The Committee considers the research and analysis conducted by F.W. Cook to ensure that the total compensation paid to each of our NEOs remains competitive with the total compensation paid by our peers.

Compensation Element	Characteristics	Purpose
Base Salary	Fixed compensation component payable in cash.	Attract and retain executive talent by providing stable, competitive pay
Annual Cash Incentive Awards	Variable compensation component payable in cash. Target bonuses are established as a percentage of base salary.	Motivate and reward executives for achievement of annual financial and individual goals
Long-Term Incentives	Variable compensation component payable in performance-based and time-based restricted stock units.	Motivate executives to produce superior and sustained long-term performance and align their interests with those of shareholders
Benefits & Perquisites	Compensation component to provide basic competitive benefits.	Attract and retain executives by providing access to all-employee plans which support health and retirement needs
2023 Compensation Decisions

Base Salaries. The Committee believes the provision of competitive base salaries allows MidWestOne Financial to attract and retain executive talent. Base salaries of our NEOs are typically adjusted during the annual performance review process. In setting annual base salaries, the Committee considers an executive’s level of responsibility, experience, industry knowledge, individual performance during the prior year, internal pay equity and information concerning the compensation practices of our peer group.

2023 base salaries for each NEO are set forth below:

Executive Officer	2022 Base Salary	2023 Base Salary	% Change
Charles N. Reeves III(1)	$625,000	$625,000	—
Len D. Devaisher(2)	$410,500	$426,920	4.0%
Barry S. Ray	$329,000	$345,450	5.0%
Gary L. Sims	$271,750	$281,261	3.5%
David E. Lindstrom	$255,000	$265,455	4.1%
(1)    Mr. Reeves was appointed Chief Executive Officer of the Company, effective November 1, 2022.
(2)    In recognition of his role as Interim Chief Executive Officer of the Company, Mr. Devaisher received additional base salary compensation equal to $7,041.67 per month (pro-rated for any partial month) from August 12, 2022 to November 1, 2022, which is not reflected in the 2022 Base Salary amount reported in this table.

Annual Cash Incentive Awards. NEOs and other executives may earn annual cash incentives based on the attainment of pre-determined quantitative and qualitative goals deemed important for the near-term financial success of MidWestOne Financial. The executive annual cash incentive plan is designed to incentivize the achievement of both individual and corporate goals while considering the mitigation of any risks which may affect MidWestOne Financial’s overall financial performance. The Committee believes these awards motivate executives to collectively produce outstanding results, encourage superior performance, and reflect our pay-for-performance philosophy. All NEOs were eligible to participate in the 2023 executive cash incentive plan.

The executive annual cash incentive plan establishes a threshold, target and exceptional level of incentive award opportunity that each NEO is eligible to earn, expressed as a percentage of base salary. For each NEO, the Committee sets quantitative and qualitative performance measures, ranges for each measure and the weight assigned to each measure, all designed to reflect MidWestOne Financial’s strategic objectives for 2023. Target goals are generally set at budget levels and are appropriately challenging. The maximum payment an executive can earn for exceptional performance is 150% of the target opportunity. NEOs may receive a payout beginning at 50% of target for threshold performance, with results between each level calculated using linear interpolation. For performance below the threshold level of any goal, there is no incentive payment with respect to that goal. The Committee retains the discretion to increase or decrease the amount of any incentive compensation plan payment if it determines that special circumstances existed during the year which warranted adjustment or payment of any incentive amount.

The process of setting goals takes place at the beginning of each year. The Committee also references external market data to determine appropriate target levels of payments. Mr. Reeves provides goals and performance grids for members of senior management other than himself to Ms. McCormick for her initial review. Ms. McCormick discusses with the members of the Committee the CEO’s recommendations as well as goals applicable to the CEO’s annual incentive award. Mr. Reeves and Ms. McCormick then present the incentive plan recommendations to the Committee for approval.

The 2023 executive annual cash incentive plan utilized five equally weighted goals. Three of the five goals, for a combined weighting of 60%, were based on financial metrics consistent with our strategic plan and included core earnings per share, core return on average tangible common equity and the efficiency ratio. These financial metrics were applied across all NEOs and other members of senior management, except for Mr. Sims, who was evaluated based on an asset quality metric instead of the efficiency ratio. The Committee believes the financial goals encourage superior performance in critical areas that drive shareholder value.

The other two metrics, for a combined weighting of 40%, were specific to each NEO. Using such individual goals permits the Committee to consider additional quantitative and qualitative factors including risk management, M&A activity, strategic planning, credit quality, talent management, employee engagement, regulatory compliance, community involvement, leadership, and succession planning. The Committee assesses overall progress toward individual goals throughout the year and retains the ability to adjust such goals during the year if merited. The 2023 individual goals for each NEO focused on the following:
•Mr. Reeves: development and implementation of the strategic plan and CEO transition;
•Mr. Devaisher: strategic plan implementation, commercial banking and employee engagement;
•Mr. Ray: strategic plan implementation and finance department effectiveness;
•Mr. Sims: strategic plan implementation and credit administration; and
•Mr. Lindstrom: strategic plan implementation, deposit growth, digital banking, and customer experience.
The Company did not achieve the threshold level of performance for any of the financial measures in 2023, resulting in a payout of zero for each of the three metrics. The asset quality metric used for Mr. Sims, instead of the efficiency ratio, was achieved at a 75% level. The Committee determined that the NEOs performed well in achieving their respective individual goals, awarding payouts ranging from 85% to 150% of target.

The 2023 Annual Cash Incentive Compensation decisions for each NEO are set forth below:

Executive Officer	2023 Incentive Compensation at Target	2023 Target Incentive % Salary	Financial Metrics % Payout	Individual Goal #1 % Payout	Individual Goal #2 % Payout	2023 Incentive Compensation Paid	% of Target
Charles N. Reeves	$375,000	60%	—%	150%	150%	$225,000	60%
Len D. Devaisher	$192,144	45%	—%	150%	150%	$115,286	60%
Barry S. Ray	$138,180	40%	—%	150%	150%	$82,908	60%
Gary L. Sims	$98,441	35%	25%	85%	90%	$49,221	50%
David E. Lindstrom	$92,909	35%	—%	125%	125%	$46,455	50%
Long-Term Incentive Awards (Equity Awards). The board of directors and the Committee believe in executive ownership of our common stock as an effective means to align the interests of management with those of the shareholders. Our current long-term incentive plan (“LTI Plan”) is intended to promote equity ownership in MidWestOne Financial by the directors and selected officers, focus the management team on increasing value to shareholders, increase participants’ proprietary interest in the success of the Company, and encourage the retention of key employees. Awards made pursuant to the LTI Plan are currently administered through our shareholder-approved 2023 Equity Incentive Plan (“2023 Equity Incentive Plan”), which authorizes the issuance of MidWestOne Financial’s common stock, including the granting of stock options, time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”).

All equity grants are awarded at the discretion of the Committee in consideration of the position of the NEO, the officer’s level of influence and corresponding ability to contribute to the long-term success of MidWestOne Financial, individual and corporate performance and whether the respective goals were achieved, as well as the level of equity awards granted to individuals with similar positions at our peer companies.

The Committee typically approves equity awards in January of each year with an award grant date in February. The timing of the equity grants coincides with the completion of annual performance evaluations and development of current-year annual incentive plans. The Committee also may grant additional equity awards at other times of the year in connection with the appointment of any new directors or officers or to compensate key employees for other significant or notable achievements.

In 2023, NEOs received an equity grant comprised 60% of PSUs at target and 40% of RSUs.

The PSU grants provide for the possibility of awards at a threshold, target and exceptional level based on MidWestOne Financial’s achievement of two financial metrics measured over a three-year performance period. The metrics for each performance period are reviewed annually. For the most recent performance period, the Committee continued to use three-year cumulative core diluted earnings per share and the three-year Return on Average Tangible Common Equity (“ROATCE”), weighted equally. The Committee believes these are the most relevant measures for alignment with our longer-term strategic goals and the creation of shareholder value. The performance levels of each metric were set after consideration of prior year results, the current budget, strategic plan forecasts, economic conditions, and industry performance and outlook. The target goals for each metric are appropriately challenging. NEOs may receive a maximum payout of 150% of targeted award levels for exceptional performance and a payout beginning at 50% of target for threshold performance, with results between each level calculated using linear interpolation. No payout is received if threshold levels of performance are not met. The PSUs vest three years from the grant date after measurement and certification by the Committee of MidWestOne Financial’s performance from January 1, 2023 to December 31, 2025. The LTI Plan allows the Committee, at its discretion, to adjust performance goals and performance metric results for extraordinary events resulting from situations like significant asset purchases or dispositions or other events not currently contemplated or otherwise considered by the Committee when the performance measures and levels were set.

The Committee anticipates that a new three-year performance period will begin each year with performance metrics and levels set accordingly. The Committee believes that the provision of annual awards that measure Company performance over rolling three-year periods positively impacts shareholder value by incentivizing executives to focus on sustained long-term financial success. Under this structure, the maximum number of performance periods open to measurement at any time is three.

LTI Plan grants for NEOs are open for the 2022-2024 and 2023-2025 performance periods and are reflected in the Summary Compensation Table on pages 26-27 and the Grants of Plan-Based Awards on page 28. These prior grants are also based on the achievement of three-year cumulative core diluted earnings per share and the three-year ROATCE, each weighted equally. For each goal, payouts begin at 50% of target for threshold performance and reach 150% of target for exceptional performance, with results between levels calculated using straight-line interpolation. For performance below the threshold level of any goal, there is no payment with respect to that goal.

The performance metrics for the three-year period ended December 31, 2023 have been measured and certified by the Committee, with executives achieving a payout of 150% of target performance.

2021 - 2023 PSU payout is set forth below:

Performance Metric	Max Performance Target	Actual	Weighted Payout %
3-Year Cumulative Core Diluted EPS(1)	$9.40	$10.36	75.00%
3-Year Average ROATCE(2)	11.45%	12.63%	75.00%
Total Payout			150.00%
(1)    The EPS calculation excludes the after-tax investment securities losses, net in 2023, the bargain purchase gain in 2022, and the after-tax merger-related expenses in both 2023 and 2022.
(2)    The ROATCE calculation in 2023 excludes the after-tax investment securities losses, net and the merger-related expenses, as well as the impact of Accumulated Other Comprehensive Income (“AOCI”). The 2022 calculation excludes the bargain purchase gain, after-tax merger-related expenses, and impact of AOCI.

The RSUs vest in three equal installments, starting on the first anniversary of the grant date and becoming fully vested on the third anniversary of the grant date. The Committee believes the RSU component of long-term incentive compensation serves as an important retention tool for the Company.

Under the 2017 Equity Incentive Plan, the Company was permitted to grant a total of up to 500,000 shares of the Company’s common stock. On April 27, 2023, the 2023 Equity Incentive Plan was approved by the Company’s shareholders. The 2023 Equity Incentive Plan replaces the 2017 Equity Incentive Plan, and allows the Company to grant a total of up to 700,000 shares of the Company’s common stock. As of December 31, 2023, 670,462 shares were available for issuance under the 2023 Equity Incentive Plan. Under the 2017 Equity Incentive Plan and the 2023 Equity Incentive Plan, awards vest, become exercisable, and contain such other terms and conditions as determined by the Committee and set forth in individual agreements with the employees receiving the awards. The 2017 Equity Incentive Plan and the 2023 Equity Incentive Plan also allow for acceleration of vesting and exercise privileges in certain circumstances in connection with a change in control or upon a participant’s death, disability, or retirement. Awards are subject to forfeiture for violation of non-competition, non-solicitation, and other restrictive covenants.
2023 equity awards for each NEO are set forth below:

Executive Officer	Equity Grant (60% PSUs / 40% RSUs)
Charles N. Reeves	$325,000
Len D. Devaisher	$200,000
Barry S. Ray	$180,000
Gary L. Sims	$115,000
David E. Lindstrom	$95,000
All Other Compensation. We provide fringe benefits to executive officers and other employees, which are intended to serve a different purpose than base salary, annual incentive and equity awards. While the benefits offered are competitive with the marketplace and help to attract and retain executives and employees, they also provide financial security for employees for retirement and other unforeseeable life events such as illness, disability, or death, and are generally those offered to other employees. Some additional perquisites may be offered to executive officers only. Subject to periodic review and regulatory developments, MidWestOne Financial plans to continue to offer fringe benefits, the amount of which shall be determined from time-to-time in the sole discretion of the Committee.

The following table illustrates benefits and perquisites we provide to employees, including our NEOs:

	Executive Officers	Other Officers / Managers	Full-Time Employees
Health Plans:
Life & Disability Insurance	X	X	X
Medical/Dental/Vision Plans	X	X	X
Flexible Spending Plans	X	X	X
Health Savings Accounts	X	X	X
Retirement Plans:
401(k) Plan/Profit-Sharing	X	X	X
Executive Deferred Compensation Plan	X	X	Not Offered
ESOP	X	X	X
Perquisites:
Automobile Allowance/Stipend	As Duties Require	As Duties Require	Not Offered
Country Club Membership	As Duties Require	As Duties Require	Not Offered
401(k) Plan. MidWestOne Financial sponsors a tax-qualified, tax-exempt 401(k) retirement plan. The 401(k) plan is considered a defined contribution plan. All employees are eligible to participate in this plan after meeting eligibility requirements pertaining to age and service. Eligible employees are permitted to contribute a portion of their own compensation up to a maximum dollar amount permitted by law. Participants, including the executive officers, may choose their own investments for their assets or they may elect a managed plan whereby a plan manager makes investment decisions on behalf of the participant according to the investment risk level the participant has chosen. For the period through July 31, 2023, we provided a safe harbor matching contribution of a participant’s elective deferrals equal to 100% of the first 3% of eligible compensation and 50% of the next 2% of eligible compensation. Effective August 1, 2023, the Company updated the safe harbor matching contribution of a participant’s elective deferrals to be equal to 100% of the first 4% of eligible compensation and 50% of the next 2% of eligible compensation.

There is also a profit-sharing contribution component to the 401(k) plan, which provides for an additional non-elective employer contribution to the retirement account of each participant. This contribution is discretionary and, if paid, is based on MidWestOne Financial profitability in a given year and is allocated to participants in accordance with plan terms based on their annual compensation. No profit-sharing contribution was made to the plan for 2023.

Employee Stock Ownership Plan. MidWestOne Financial sponsors a tax-qualified employee stock ownership plan (“ESOP”), which is designed primarily to reward eligible employees for their service to MidWestOne Financial in the form of a retirement benefit.

Any benefits payable under the ESOP are based solely upon the statutorily limited amounts contributed by MidWestOne Financial for the benefit of the participants, along with any changes in the value of those contributions while they are held in the ESOP. The ESOP does not permit or require any contributions by participating employees. Subject to certain exceptions under the law, contributions to the ESOP are fully vested after six years of service with MidWestOne Financial. Historically, MidWestOne Financial has made discretionary annual contributions which are allocated among eligible employees of MidWestOne Financial, including executive officers. In prior years, the ESOP contribution has been calculated as a designated percentage of annual compensation each year. This contribution is based on the achievement of our core EPS and efficiency ratio performance targets and approved by the MidWestOne Financial board of directors each January. No discretionary ESOP contribution was made with respect to 2023. This compares to 3.6% for 2022 and 4.8% in 2021.

Executive Deferred Compensation Plan. MidWestOne Financial maintains the Executive Deferred Compensation Plan which gives eligible executives, including our NEOs, the opportunity to defer a portion of their base salary and their annual cash incentive award. The plan was implemented to afford certain executives an additional opportunity to save for their retirements on a tax-deferred basis. If an executive elects to defer a portion of his or her salary under the plan, such deferrals earn interest at a rate equal to the prime rate of interest as published in The Wall Street Journal (U.S. Edition) plus one percent. Account balances under the plan are always fully vested and the executive can elect to receive his or her account balance in a single lump sum or in installments paid over five or ten years. Upon a change in control, all unpaid account balances will be immediately paid in a single lump sum.

Other Perquisites. We believe that perquisites for executive officers should be very limited and conservative in nature, both in scope and value. Consistent with this philosophy, MidWestOne Financial has generally provided nominal benefits to executives that are not available to other full-time officers and employees. This approach to perquisites is anticipated to continue in the future. Specific to the role, we provide annual country club memberships for regional and market presidents and certain commercial banking officers in each market. The country club benefit is for single memberships only and intended to extend the officer’s external visibility and resulting business opportunities in their home community. In addition, certain officers received an additional perquisite for the use of a company automobile based on the needs of business travel for the period January 1, 2023 through September 30, 2023. Effective October 1, 2023, this was updated to be a monthly stipend of $500 for automobile usage. Messrs. Reeves, Devaisher, Ray, and Lindstrom received such allowance or stipend. We have disclosed the value of all perquisites to NEOs in the Summary Compensation Table even if these fall below the disclosure thresholds under the SEC rules. MidWestOne Financial plans to continue to offer limited perquisites as determined from time-to-time in the sole discretion of the Committee, provided such perquisites are not considered to be restricted or prohibited by any compensation regulations.

2024 Compensation Decisions

This section describes the decisions made by the Committee with respect to certain components of NEO compensation for 2024.

Base Salaries. We review the base salaries of the NEOs annually, as described above. The salaries for 2024 were determined by the Committee in January 2024 upon completion of the annual performance review process.

2024 base salaries for each NEO are set forth below:

Executive Officer	2023	2024	% Change
Charles N. Reeves	$625,000	$646,875	3.5%
Len D. Devaisher	$426,920	$441,862	3.5%
Barry S. Ray	$345,450	$357,541	3.5%
Gary L. Sims	$281,261	$289,699	3.0%
David E. Lindstrom	$265,455	$274,746	3.5%
Annual Cash Incentive Awards. In early 2024, the Committee approved the 2024 executive incentive plan. Pursuant to that plan, Mr. Reeves is eligible to receive a target incentive award of 65% of his base salary, Messrs. Devaisher and Ray are each eligible to receive a target incentive award of 45% of their base salaries, and Messrs. Sims and Lindstrom are each eligible to receive a target incentive award of 40% of their respective base salaries. The other design elements remain substantially similar to the 2023 incentive compensation plan.

Long-Term Incentive Awards (Equity Awards). We typically grant equity incentives to our eligible employees, including the NEOs, in February of each year. In January 2024, the Committee approved equity grants for its NEOs comprised 40% of time-based RSUs and 60% of PSU, as measured at the target performance level.

Approved equity grants for 2024 are set forth below:

Executive Officer	PSUs (60%)	RSUs (40%)	Total (100%)
Charles N. Reeves	$240,000	$160,000	$400,000
Len D. Devaisher	$150,000	$100,000	$250,000
Barry S. Ray	$135,000	$90,000	$225,000
Gary L. Sims	$84,000	$56,000	$140,000
David E. Lindstrom	$66,000	$44,000	$110,000
The RSUs granted to our NEOs in 2024 will vest in three equal installments, starting on the first anniversary of the grant date and become fully vested on the third anniversary of the grant date. The PSUs vest three years from the grant date based on achievement of performance goals over the performance period. Awards are typically subject to forfeiture until vested. Vesting of unvested equity awards is accelerated upon the death, disability or approved retirement of the executive, or upon a change in control of MidWestOne Financial if such awards are not otherwise assumed by the surviving entity or the executive’s employment is terminated in connection with the change in control.

COMPENSATION COMMITTEE REPORT
The Committee of the MidWestOne Financial board of directors has submitted the following report for inclusion in this proxy statement:

The Committee has reviewed and discussed the CD&A contained in this proxy statement with management. Based on the Committee’s review and discussion with management, the Committee recommended that the board of directors approve and include the CD&A in this proxy statement.

Submitted by:
The MidWestOne Financial Group, Inc. Compensation Committee

Tracy S. McCormick (Chair)
Janet E. Godwin
Douglas H. Greeff
Jennifer L. Hauschildt
Ruth E. Heinonen

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such acts.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth information concerning the compensation of our NEOs, which consist of our Chief Executive Officer, Chief Financial Officer and our next three most highly compensated executive officers in 2023. Except as otherwise required pursuant to SEC rules, the table sets forth the following information for the years ended December 31, 2023, 2022, and 2021: (i) the dollar value of base salary and annual incentive award earned; (ii) the aggregate grant date fair value of stock awards granted computed in accordance with FASB ASC Topic 718; (iii) all other compensation; and (iv) the dollar value of total compensation.

Name and Principal Position	Year(1)	Salary	Bonus(2)	Stock Awards(3)	Non-Equity Incentive Plan Compen-sation	All Other Compen-sation(4)	Total Compen-sation
Charles N. Reeves	2023	$625,000	$—	$325,000	$225,000	$288,067	$1,463,067
Chief Executive Officer	2022	104,166	62,500	250,000	—	7,595	424,261

Len D. Devaisher	2023	$426,920	$—	$200,000	$115,268	$17,045	$759,233
President & Chief Operating Officer	2022	428,754	100,000	160,000	267,478	25,755	981,987
	2021	394,500	—	150,000	230,783	14,190	789,473

Barry S. Ray	2023	$345,450	$—	$180,000	$82,908	$19,190	$627,548
Senior Executive Vice President &	2022	329,000	—	140,000	151,445	28,667	649,112
Chief Financial Officer	2021	310,405	—	100,000	161,411	31,487	603,303

Gary L. Sims	2023	$281,261	$—	$115,000	$49,221	$14,575	$460,057
Executive Vice President &	2022	271,750	—	105,000	100,838	23,180	500,768
Chief Credit Officer	2021	254,786	—	80,000	115,928	25,520	476,234

David E. Lindstrom	2023	$265,455	$—	$95,000	$46,455	$16,366	$423,276
Executive Vice President,	2022	255,000	—	80,000	103,378	26,047	464,425
Consumer Banking	2021	242,600	75	75,000	118,874	29,063	465,612

(1)    Mr. Reeves was hired as our chief executive officer in November 2022.
(2)    The amount set forth in the “Bonus” column attributable to the year ended December 31, 2022 for Mr. Reeves reflects a $62,500 bonus payment pursuant to the terms of his employment agreement, while the amount for Mr. Devaisher is representative of the one-time cash bonus of $100,000 he was eligible to receive if he remained employed through December 31, 2022, provided that he met such terms outlined in the Amended and Restated Employment Agreement by and between Mr. Devaisher and the Company, entered into as of March 8, 2022.
(3)    The amounts set forth in the “Stock Awards” column reflect the grant date fair value of awards granted during the years ended December 31, 2023, 2022 and 2021, in accordance with FASB ASC Topic 718. The assumptions used in calculating these amounts are set forth in Note 15, which is located on pages 94-95 of our Annual Report on Form 10-K for the year ended December 31, 2023. The amounts included in this column for the performance share awards made during 2023 are calculated based on the probable satisfaction of the performance conditions for such awards, which is target level performance. If the highest level of performance is achieved for these PSUs, the maximum value of these awards at the grant date would be as follows: Mr. Reeves — $292,500; Mr. Devaisher — $180,000; Mr. Ray — $162,000; Mr. Sims — $103,500; and Mr. Lindstrom — $85,500.
(4)    All other compensation for the NEOs attributable to fiscal year 2023 is summarized below.

Name	Perquisites(1)	Stipend(2)	401(k) Match	ESOP Contribution	Relocation Expenses(3)	Relocation Tax Gross Up	Total “All Other Compensation”
Charles N. Reeves	$1,022	$1,500	$13,200	$—	$201,135	$71,210	$288,067
Len D. Devaisher	2,345	1,500	13,200	—	—	—	17,045
Barry S. Ray	3,115	1,500	14,575	—	—	—	19,190
Gary L. Sims	—	—	14,575	—	—	—	14,575
David L. Lindstrom	3,142	1,500	11,724	—	—	—	16,366
(1)    Includes the incremental cost related to the use of a Company-owned automobile for Messrs. Reeves, Devaisher, Ray, and Lindstrom for the period January 1, 2023 through September 30, 2023.
(2)    Includes the monthly stipend implemented on October 1, 2023 for automobile usage, given to Messrs. Reeves, Devaisher, Ray, and Lindstrom.
(3)    In accordance with the terms of Mr. Reeves’ hiring, he was provided relocation benefits, including temporary living costs, moving costs, closing costs and travel costs for purposes of finding a primary residence in the Iowa City area.

Grants of Plan Based Awards

The following table provides information on equity grants awarded to our NEOs during 2023. All such grants were made under our 2017 Equity Incentive Plan, which was replaced by the 2023 Equity Incentive Plan upon approval by the Company’s shareholders on April 27, 2023, which is described in more detail in the CD&A.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: # of Shares of Stock or Units	Grant Date Fair Value of Stock Awards
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum

Charles N. Reeves	2/15/2023	—	—	—	3,148	6,296	9,445	—	$195,000
	2/15/2023	—	—	—	—	—	—	4,198	$130,000
		$187,500	$375,000	$562,500	—	—	—	—	—
Len D. Devaisher	2/15/2023	—	—	—	1,937	3,875	5,812	—	$120,000
	2/15/2023	—	—	—	—	—	—	2,583	$80,000
		$96,057	$192,114	$288,171	—	—	—	—	—
Barry S. Ray	2/15/2023	—	—	—	1,744	3,487	5,231	—	$108,000
	2/15/2023	—	—	—	—	—	—	2,325	$72,000
		$69,090	$138,180	$207,270	—	—	—	—	—
Gary L. Sims	2/15/2023	—	—	—	1,114	2,228	3,342	—	$69,000
	2/15/2023	—	—	—	—	—	—	1,485	$46,000
		$49,221	$98,441	$147,662	—	—	—	—	—
David E. Lindstrom	2/15/2023	—	—	—	920	1,840	2,761	—	$57,000
	2/15/2023	—	—	—	—	—	—	1,227	$38,000
		$46,455	$92,909	$139,364	—	—	—	—	—
(1)    The amounts set forth in the "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" columns reflect the threshold, target and maximum payouts for performance under the bonus plan as described in the section “Annual Cash Incentive Awards” plan as described in the CD&A above. The amount earned by each NEO for 2023 performance is included in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”
(2)    The amounts set forth in the "Estimated Future Payouts Under Equity Incentive Plan Awards" columns with respect to the 2023 PSUs reflect the threshold, target and maximum number of shares of MidWestOne common stock that may be earned by each individual as a result of the 2023 PSUs granted under the LTI Plan as described in the section titled "Long-Term Incentive Awards-Equity Awards" in the CD&A above. The actual number of shares of MidWestOne common stock to be delivered as a result of these performance shares will be determined by the performance of the Company during the three-year period from 2023 through 2025.
Outstanding Equity Awards at Fiscal Year End
The following table sets forth information concerning the exercisable and unexercisable restricted stock units on December 31, 2023, held by each NEO:

	Stock Awards
			Equity Incentive Plan Awards
Name	# of Shares or Units of Stock that Have Not Vested(1)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	# of Unearned Shares, Units or Other Rights that Have Not Vested (1)	Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(2)
Charles N. Reeves	9,354	251,716	3,281	88,292
Len D. Devaisher	5,519	148,516	4,890	131,590
Barry S. Ray	4,688	126,154	4,016	108,071
Gary L. Sims	3,280	88,265	2,860	76,963
David E Lindstrom	2,692	72,442	2,394	64,423

(1)    The total number of shares above includes additional dividend equivalents that will be distributed at the same time the underlying awards are distributed.
(2)    The market value of shares is based on a closing stock price of $26.91 on December 29, 2023, the last trading day of the fiscal year.
(3)    The table below shows the remaining vesting schedule for unvested restricted stock units granted on February 15, 2021.

Name	2/15/2024
Len D. Devaisher	905
Barry S. Ray	603
Gary L. Sims	483
David E. Lindstrom	453
The table below shows the number of PSUs vesting on the third anniversary of the February 15, 2021 date of grant provided the established performance threshold is achieved.

Name	2/15/2024
Len D. Devaisher	1,357
Barry S. Ray	904
Gary L. Sims	724
David E. Lindstrom	678
The table below shows the remaining vesting schedule for the unvested restricted stock units granted on February 15, 2022.

Name	2/15/2024	2/15/2025
Len D. Devaisher	850	850
Barry S. Ray	743	745
Gary L. Sims	558	558
David E. Lindstrom	425	425
The table below shows the remaining vesting schedule for unvested restricted stock units granted on November 15, 2022.

Name	11/15/2024	11/15/2025
Charles N. Reeves	2,371	2,372
The table below shows the number of PSUs vesting on the third anniversary of the February 15, 2022 date of grant provided the established performance threshold is achieved.

Name	2/15/2022
Len D. Devaisher	1,275
Barry S. Ray	1,115
Gary L. Sims	837
David E. Lindstrom	637
The table below shows the remaining vesting schedule for the unvested restricted stock units granted on February 15, 2023.

Name	2/15/2024	2/15/2025	2/15/2026
Charles N. Reeves	1,399	1,399	1,399
Len D. Devaisher	861	861	861
Barry S. Ray	775	775	775
Gary L. Sims	495	495	495
David E. Lindstrom	409	409	409
The table below shows the number of PSUs vesting on the third anniversary of the February 15, 2023 date of grant provided the established performance threshold is achieved.

Name	2/15/2026
Charles N. Reeves	3,148
Len D. Devaisher	1,937
Barry S. Ray	1,744
Gary L. Sims	1,114
David E. Lindstrom	920

Options Exercised and Stock Vested in 2023
The following table sets forth information concerning the vesting of stock awards in 2023 by each NEO:

	Stock Awards
Name	# of Shares Acquired on Vesting	Value Realized on Vesting ($)
Charles N. Reeves	2,467	54,664
Len D. Devaisher	7,175	176,296
Barry S. Ray	4,312	133,533
Gary L. Sims	3,709	114,870
David E. Lindstrom	3,399	105,258

Nonqualified Deferred Compensation Table
The following table sets forth information concerning the benefits to which each NEO is entitled under MidWestOne Financial’s Executive Deferred Compensation Plan, as of December 31, 2023.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Charles N. Reeves	—	—	—	—	—
Len D. Devaisher	100,000	—	4,070	—	104,070
Barry S. Ray	—	—	—	—	—
Gary L. Sims	8,438	—	3,137	—	44,444
David E. Lindstrom	—	—	—	—	—
(1) The “Executive Contributions in Last FY” column includes employee compensation deferrals also reported in the Summary Compensation Table under the “Salary” and “Non-Equity Incentive Plan Compensation” columns.

(2) The “Aggregate Earnings in Last FY” column does not include any amounts that are also reported in the Summary Compensation Table, as there was no above-market earnings in 2023.
(3) The “Aggregate Balance at Last FYE” column includes contribution amounts previously reported as compensation for Mr. Sims. The aggregate amount reported in the Summary Compensation Table in prior years for Mr. Sims was $23,081.

Potential Payments Upon Termination or Change in Control

The following table sets forth information concerning potential payments and benefits under our compensation programs and benefit plans, including individual employment agreements, to which the NEOs would be entitled upon a termination of employment as of the last business day of the fiscal year ended December 31, 2023. Except for payments and benefits provided by the employment agreements, all payments and benefits provided to any NEO upon termination of employment are the same as the payments and benefits provided to other eligible employees of MidWestOne Financial. For purposes of estimating the value of certain equity awards we have assumed a price per share of our common stock of $26.91, which was the closing price of our stock on December 29, 2023, the last trading day of the year.

			Equity Incentive Plan Vesting(1)
Executive	Triggering Event	Cash Severance Payments	Restricted Stock Unit Awards	Performance Stock Unit Awards
Charles N. Reeves	Involuntary Termination(2)	$1,093,750	$—	$—
	Involuntary Termination in Connection with Change in Control(3)	2,125,000	251,716	176,581
	Change in Control without Termination(3)	—	—	176,581
	Retirement(4)	—	—	—
	Disability or Death	—	251,716	176,581
Len D. Devaisher	Involuntary Termination(2)	$426,920	$—	$—
	Involuntary Termination in Connection with Change in Control(3)	1,084,376	148,516	263,154
	Change in Control without Termination(3)	—	—	263,154
	Retirement(4)	—	—	—
	Disability or Death	—	148,516	263,154
Barry S. Ray	Involuntary Termination(2)	$345,450	$—	$—
	Involuntary Termination in Connection with Change in Control(3)	856,716	126,154	216,149
	Change in Control without Termination(3)	—	—	216,149
	Retirement(4)	—	—	—
	Disability or Death	—	126,154	216,149
Gary L. Sims	Involuntary Termination(2)	$281,261	$—	$—
	Involuntary Termination in Connection with Change in Control(3)	660,964	88,265	153,938
	Change in Control without Termination(3)	—	—	153,938
	Retirement(4)	—	—	96,109
	Disability or Death	—	88,265	153,938
David E. Lindstrom	Involuntary Termination(2)	$—	$—	$—
	Involuntary Termination in Connection with Change in Control(3)	389,888	72,442	128,861
	Change in Control without Termination(3)	—	—	128,861
	Retirement(4)	—	—	—
	Disability or Death	—	72,442	128,861
(1) These columns reflect the value of unvested restricted stock unit awards and unvested performance stock unit awards which, pursuant to the terms of the 2017 Equity Incentive Plan, which was replaced by the 2023 Equity Incentive Plan upon approval by the Company’s shareholders on April 27, 2023, and the award agreements thereunder, would become vested, whether in whole or in part, upon the occurrence of the applicable triggering event.
(2)    “Involuntary Termination” refers to a voluntary resignation by the executive for “good reason” or an involuntary termination by MidWestOne Financial other than for “cause,” in each case other than in connection with a change in control.
(3) Notwithstanding the aggregate amount that may be payable to each executive upon a change in control, each employment agreement (or change in control agreement in the case of Mr. Lindstrom) includes a provision that limits the aggregate payments or benefits received by an NEO in connection with a change in control to $1.00 less than the amount that would result in the application of an excise tax under applicable provisions of sections 280G and 4999 of the Internal Revenue Code. Consequently, actual payments following a change in control may be less than indicated above.
(4) Pursuant to the award agreements under the 2017 Equity Incentive Plan, which was replaced by the 2023 Equity Incentive Plan upon approval by the Company’s shareholders on April 27, 2023, upon a “retirement” the NEO would continue to vest in outstanding, unvested restricted stock units and performance stock units subject only to a requirement that the executive not compete with MidWestOne Financial or the Bank. In each such case, the restricted stock units and performance stock units would be settled in accordance with their original vesting schedules. The value of the number of units, based on the December 29, 2023 closing price of MidWestOne Financial common stock, that would ultimately vest is reflected. The requirements for a qualifying retirement are determined by the Committee at its sole discretion. Generally, the Committee views an executive’s retirement as a voluntary resignation with five years of service or more on or after attainment of age 60.

Continued Health, Dental, and Vision Insurance. Pursuant to each applicable agreement, if an executive terminated employment on December 31, 2023, he would be eligible to participate in our COBRA coverage program at the same monthly cost as would be charged to a continuing employee for comparable coverage. As of December 31, 2023, the incremental monthly cost of the continuing health, dental, and vision coverage, based on each executive’s current coverage elections, was $565.40 for Mr. Reeves, $357.40 for Mr. Devaisher, $330.33 for Mr. Ray, $703.76 for Mr. Sims, and $562.36 for Mr. Lindstrom.

Accrued Pay and Regular Retirement Benefits. The NEOs would be eligible to receive certain other payments and benefits upon a termination of employment, most of which are provided to our salaried employees on a non-discriminatory basis, and all of which do not become vested as the result of the NEO’s termination of employment. These include:

•Accrued salary and paid time off pay.
•Distributions of plan balances under our 401(k) plan and the Executive Deferred Compensation Plan. See “Nonqualified Deferred Compensation Table” on page 30 for information on current account balances and an overview of such plan.

Accelerated Vesting of Equity Awards. Under the terms of the 2023 Equity Incentive Plan and the award agreements thereunder, unvested awards, whether in whole or in part, may become vested upon qualifying terminations of employment. Many of these vesting benefits are available to any of our employees who participate in the plan. Specifically, following a termination due to death or disability, the participant will be entitled to the following:

•All unvested stock options shall become immediately 100% vested and the participant shall have a period of one year following such termination during which to exercise the vested stock options.

•Any unvested restricted stock units outstanding at the time of the participant’s termination due to death or disability shall become immediately 100% vested upon such termination. In addition, any unvested performance stock units will become immediately vested at the target level of performance.

Upon a termination of employment at retirement, as approved by the Committee, all unvested stock options shall become immediately 100% vested and all unvested restricted stock units will remain eligible to vest in accordance with the original vesting schedule, as if the participant had continued in active employment through such date, subject to the participant meeting certain non-compete requirements. In addition, participants with PSU awards will remain eligible to vest in a number of performance stock units, if any, to be determined by actual performance through the conclusion of the performance, as if the participant had continued in active employment through such date, subject to the participant meeting certain non-compete requirements.

Upon an Involuntary Termination in connection with a change in control of MidWestOne Financial, all unvested restricted stock units shall become immediately 100% vested, and all unvested performance stock units shall become immediately vested, based upon actual performance through the date of the change in control. In the event of a change in control without an Involuntary Termination, unvested PSU awards would continue to vest in the same manner.

Employment Agreements. Messrs. Reeves, Devaisher, Ray, and Sims have entered into employment agreements with MidWestOne Financial that are substantially similar in form.

The current terms of the employment agreements for Messrs. Devaisher, Ray, and Sims extend through December 31, 2024. Such employment agreements have an initial approximate two-year term, which is automatically extended for one additional year on each January 1 unless notice of nonrenewal has been provided by either party to the agreement. The current approximate three-year term of the employment agreement for Mr. Reeves extends through December 31, 2025, and is automatically extended for one additional year on each January 1 unless notice of nonrenewal has been provided by either party to the agreement. Upon the occurrence of a change in control, as defined therein, the agreements will automatically remain in effect for two years following the change in control and will then terminate.

The employment agreements provide for annual base salaries that are reviewed annually and may be adjusted at the discretion of the Board. The agreements provide that the executives will be eligible to receive performance-based annual incentive awards, in accordance with MidWestOne Financial’s annual incentive plan, and also to receive employee benefits on as favorable a basis as other similarly situated senior executives of MidWestOne Financial. The executives, with the exception of Mr. Sims, were also permitted to use a company-provided automobile for the period January 1, 2023 through September 30, 2023. Effective October 1, 2023, this was updated to be a monthly stipend of $500 for automobile usage.

The employment agreements provide for severance benefits in the event the executive is terminated by MidWestOne Financial other than for cause or the executive resigns for good reason (“Termination”). For a Termination during the employment period that does not occur in connection with a change in control of MidWestOne Financial, Mr. Reeves would be entitled to receive an amount equal to 175% of his then-current annual base salary. Messrs. Devaisher, Ray, and Sims would be entitled to receive an amount equal to 100% of their then-current base salary. Any such severance paid in connection with a Termination not occurring during a Covered Period (defined below) will be paid in installments over 12 months. For a Termination that occurs within six months before or within 24 months after a change in control of MidWestOne Financial (“Covered Period”), Mr. Reeves would be entitled to receive an amount equal to 250% of the sum of (i) the greater of their then-current annual base salary or their annual base salary as of one day prior to the change in control, and (ii) their incentive award paid or payable for the prior year (“Base Compensation”), and Messrs. Devaisher, Ray, and Sims would be entitled to receive an amount equal to 200% of their respective Base Compensation. Any severance paid in connection with a Termination during a Covered Period would be paid in a single lump sum.

Following any Termination, whether or not occurring during a Covered Period, the executives and their eligible dependents would also be entitled to continued coverage under the medical, dental, and vision plans of MidWestOne Financial for so long as each was eligible to and did elect COBRA continuation coverage. Each executive would be required to pay an amount for such coverage that is the same as what an active employee pays for such coverage.

All severance benefits under the employment agreements are contingent upon the executive’s execution and non-revocation of a general release and waiver of claims against MidWestOne Financial. Further, all of the employment agreements contain restrictive covenants prohibiting the unauthorized disclosure of confidential information of MidWestOne Financial by the executives during and after their employment with MidWestOne Financial, and prohibiting the executives from competing with MidWestOne Financial and from soliciting its employees or customers during employment and after termination of employment for any reason. The non-competition and non-solicitation provisions apply for a period of 15 months (18 months for Mr. Reeves) following any termination of employment.

Change In Control Agreement - Mr. Lindstrom. Mr. Lindstrom is a party to a change in control agreement with MidWestOne Financial which became effective upon his commencement of employment in 2018. The agreement provides for an initial one-year term, which automatically renews for an additional year on each anniversary of the effective date. The agreement provides for the payment of a severance benefit if Mr. Lindstrom is terminated by MidWestOne Financial (or a successor) without cause, or if he resigns for good reason, in each case within six months prior to or twelve months following a change in control. The severance benefit is equal to 125% of the sum of the greater of Mr. Lindstrom’s then-current base salary or his base salary as of one day prior to the change in control, plus the incentive award paid or payable for the prior year. Mr. Lindstrom and his eligible dependents would be permitted to participate in COBRA coverage at the same cost as if he had remained employed by MidWestOne Financial. All severance benefits under the agreement are contingent upon Mr. Lindstrom’s execution and non-revocation of a general release and waiver of claims against MidWestOne Financial, and the agreement also contains a prohibition on the disclosure of MidWestOne Financial’s confidential information and a 12-month non-solicitation provision.

Pay Ratio Disclosure. As required by the SEC, our CEO’s annual total compensation in 2023 was compared to that of the median employee for the same period. We identified the median employee by examining the 2023 401k-Eligible compensation for all employees (whether full-time, part-time, or seasonal), as of December 31, 2023. We did not make any assumptions, adjustments, or estimates with respect to total cash compensation, and we did not annualize the compensation for any full-time employees that were not employed by us for all of 2023. We believe the use of 401k-Eligible compensation for all employees is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees. After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for our NEOs as set forth in the Summary Compensation Table earlier in this proxy statement. Our CEO to median employee pay ratio for 2023 is 23.6:1. This ratio results from dividing our CEO’s total compensation as described above of $1,463,067 by total compensation for our median employee of $62,014.71.

PAY VERSUS PERFORMANCE
Compensation Actually Paid
The following table provides a summary of compensation actually paid (“CAP”), as defined by the SEC, to the principal executive officers (“PEO”), the average CAP for the other non-PEO named executive officers (“Other NEOs”), total shareholder return (“TSR”), net income and the Company-selected financial measure (“CSM”) of diluted earnings per share for 2023, 2022, 2021, and 2020.

									Value of Initial Fixed $100 Invested Based On:
Year	Summary Compen- sation Table Total for PEO - Charles N. Funk(1)	Summary Compen-sation Table Total for PEO - Charles N. Reeves(2)	Summary Compen-sation Table Total for PEO - Len D. Devaisher (3)	Compen-sation Actually Paid to PEO - Charles N. Funk(1)	Compen-sation Actually Paid to PEO - Charles N. Reeves(2)	Compen-sation Actually Paid to PEO - Len D. Devaisher (3)	Avg. Summary Compen-sation Table Total for Non-PEO NEOs(4)	Avg. Compen-sation Actually Paid to Non-PEO NEOs(4)	Company TSR	Peer Group TSR(5)	Net Income in millions	CSM
2023	$—	$1,463,067	$—	$—	$1,286,192	$—	$567,529	$440,616	$85.8	$100.1	$20.9	$1.33
2022	1,034,428	424,261	981,987	1,033,562	399,968	985,874	538,102	537,760	96.9	98.0	60.8	3.87
2021	1,156,260	—	—	1,435,821	—	—	583,656	695,448	95.8	113.6	69.5	4.37
2020	951,134	—	—	682,861	—	—	464,897	377,901	70.4	86.0	6.6	0.41
(1)    Mr. Funk served as our PEO for the period 2020 through 2022. Mr. Funk stepped down as Chief Executive Officer of the Company, effective November 1, 2022, and served as a Special Advisor to the CEO until April 27, 2023, at which time he retired from employment with the Company.
(2)    Mr. Reeves was appointed Chief Executive Officer of the Company, effective November 1, 2022.
(3)    Mr. Devaisher served as the interim Chief Executive Officer in addition to President & Chief Operating Officer while Mr. Funk was recuperating from August 12, 2022 until November 1, 2022.
(4)    The Other NEOs represent the following individuals for years 2023, 2021, and 2020: Messrs. Devaisher, Ray, Sims and Lindstrom and for the year 2022: Messrs. Ray, Sims and Lindstrom.
(5)    The peer group index is the S&P U.S. BMI Banks - Midwest Region, which is included in Item 5, “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities,” found on page 27, of the Company’s Form 10-K for the year ended December 31, 2023.

CAP is defined by the SEC to include not only actual take-home pay for the reported year, but also (i) the change in the value of equity awards granted during the reported year, (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards were vested or were forfeited, or through the end of the reported fiscal year, (iii) value of the equity awards that were granted and that vested during the reported year as of the vesting date, (iv) change in the value of equity awards granted in a prior year that failed to meet vesting conditions during the reported year, and (v) value of dividends or other earnings paid on equity awards not otherwise reflected in the determination of CAP. To calculate CAP, the following amounts were deducted from and added to the executives’ “total compensation” as reported in the Summary Compensation Table (“SCT”).

PEO - Mr. Funk SCT Total to CAP Reconciliation(3)
Year	SCT-PEO	Change in Fair Value of Equity Awards Granted in the Year(1)	Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years(1)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or Other Earnings Paid on Equity Awards(2)	CAP
2022	$1,034,428	$3,537	$1,499	$—	$(5,244)	$—	$(658)	$1,033,562
2021	1,156,260	53,478	202,594	—	15,824	—	7,665	1,435,821
2020	951,134	(155,215)	(87,975)	—	(19,600)	—	(5,483)	682,861
(1)    The change in the fair value of the equity awards granted in 2020 reflects that the Company would not achieve a threshold level of performance over the three-year performance measurement period for the PSU awards. In 2021, the fair value of the 2020 awards was restored based upon the projected level of performance determined at that time, which is reflected in the change in fair value of the outstanding unvested equity awards granted in the prior year.
(2)    Includes the cumulative change in the fair value of dividend equivalents that were granted, vested, and outstanding. Such dividend equivalent units are subject to the same vesting, payment and other terms and conditions as the underlying RSUs and PSUs to which they relate.
(3)    Mr. Funk served as our PEO for the period 2020 through 2022. Mr. Funk stepped down as Chief Executive Officer of the Company, effective November 1, 2022, and served as a Special Advisor to the CEO until April 27, 2023, at which time he retired from employment with the Company.

PEO - Mr. Reeves SCT Total to CAP Reconciliation(1)
Year	SCT-PEO	Change in Fair Value of Equity Awards Granted in the Year	Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or Other Earnings Paid on Equity Awards	CAP
2023	$1,463,067	$(127,324)	$(22,956)	$—	$(22,742)	$—	$(3,853)	$1,286,192
2022	424,261	(24,118)	—	—	—	—	(175)	399,968
(1)    Mr. Reeves was appointed Chief Executive Officer of the Company, effective November 1, 2022.

PEO - Mr. Devaisher SCT Total to CAP Reconciliation(1)
Year	SCT-PEO	Change in Fair Value of Equity Awards Granted in the Year	Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or Other Earnings Paid on Equity Awards	CAP
2022	$981,987	$1,887	$2,665	$—	$(359)	$—	$(306)	$985,874
(1)    Mr. Devaisher served as the interim Chief Executive Officer in addition to President & Chief Operating Officer while Mr. Funk was recuperating from August 12, 2022 until November 1, 2022.

Average Non-PEO NEOs SCT Total to CAP Reconciliation
Year	SCT-NEO	Change in Fair Value of Equity Awards Granted in the Year(1)	Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years(1)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or Other Earnings Paid on Equity Awards(2)	CAP
2023	$567,529	$(57,786)	$(53,399)	$—	$(11,339)	$—	$(4,389)	$440,616
2022	538,102	1,277	185	—	(1,597)	—	(207)	537,760
2021	583,656	21,658	81,366	—	5,774	—	2,994	695,448
2020	464,897	(47,790)	(21,994)	—	(16,370)	—	(842)	377,901
(1)    The change in the fair value of the equity awards granted in 2020 reflects that the Company would not achieve a threshold level of performance over the three-year performance measurement period for the PSU awards. In 2021, the fair value of the 2020 awards was restored based upon the projected level of performance determined at that time, which is reflected in the change in fair value of the outstanding unvested equity awards granted in the prior year.
(2)    Includes the cumulative change in the fair value of dividend equivalents that were granted, vested, and outstanding. Such dividend equivalent units are subject to the same vesting, payment and other terms and conditions as the underlying RSUs and PSUs to which they relate.
Most Important Measures to Determine 2023 CAP
The table below lists the most important financial metrics used to link 2023 CAP to Company performance. Diluted earnings per share, return on average tangible equity and the efficiency ratio are further described in our Compensation Discussion and Analysis (“CD&A”) within the sections titled “Annual Cash Incentive Awards” and “Long-Term Incentive Awards (Equity Awards).”

Most Important Performance Measures
Diluted Earnings Per Share
Return on Average Tangible Equity
Efficiency Ratio

TSR: Company Versus Peer Group
The following chart presents the cumulative total shareholder return, assuming reinvestment of dividends, over the four-year period for the Company and the S&P U.S. BMI Banks - Midwest Region Index (S&P Bank Index). As the table demonstrates, the Company’s four-year cumulative TSR is below our peer group index.

CAP Versus TSR
As shown in the chart below, the PEOs’ CAP and Other NEOs’ average CAP amounts are directionally aligned with the Company’s TSR. This is due primarily to the Company’s use of equity incentives, the value of which moves in line with our TSR, in addition to the Company’s financial performance.

CAP Versus Net Income
As shown in the chart below, the PEOs’ CAP and Other NEOs’ average CAP amounts are directionally aligned with changes in the Company’s net income. This is due in large part to the significant emphasis the Company places on equity incentives, the value of which are affected by our TSR. The Company does not use net income to determine compensation levels or incentive plan payouts.

CAP Versus Diluted Earnings Per Share - CSM

As described in our CD&A, in the “Annual Cash Incentive Awards” section, the 2023 executive annual cash incentive plan utilized five goals, three of which were based on the following financial metrics: Core EPS, Core ROATCE and the Efficiency Ratio (weighted equally), with the two remaining metrics being specific to each executive officer. A significant portion of each of the PEOs’ and NEOs’ incentive compensation is tied to MidWestOne Financial’s diluted earnings per share, as this metric requires the collective efforts of the senior management team to drive long-term shareholder value.

In 2023, under the current long-term incentive plan, as outlined in the CD&A in the “Long-Term Incentive Awards (Equity Awards)” section, each executive officer received an equity grant comprised 60% of PSUs and 40% of RSUs. In 2023, the Committee continued to use three-year cumulative core diluted earnings per share and the three-year ROATCE, weighted equally, when determining the amount of PSU awards to grant. As shown in the chart below, the PEOs’ CAP and Other NEOs’ average CAP amounts are directionally aligned with changes in the Company’s diluted earnings per share.

DIRECTOR COMPENSATION
The Company’s philosophy for director compensation is to provide remuneration that allows us to attract and retain qualified board members, compensate board members fairly for their level of work and responsibility, and align director interests with those of our shareholders. The Committee’s role includes making recommendations to the Board regarding the compensation of the Company’s directors.

The Committee reviews director compensation annually using data from peer group benchmarking studies and input from F.W. Cook on peer group and industry best practices. In general, director compensation consists of an annual cash retainer and an equity component comprised of RSUs.

Based on the Committee’s review of director compensation in 2023, non-employee directors received a $27,500 annual cash retainer, unchanged from 2022. The dollar value of the equity grant was increased from $20,000 to $28,750 to more closely align with peer median. The restricted stock units have a one-year vesting period. In addition, the incremental annual retainer for the board Chair was increased from $20,000 to $30,000 and an annual retainer of $2,500 was added for the Lead Director. The Chairs of the Audit, Compensation, and Nominating and Corporate Governance Committees received an additional annual retainer of $13,400, $7,500 and $5,000, respectively, unchanged from 2022. Directors received $600 for each Audit, Compensation, and Nominating and Corporate Governance Committee meeting attended. Committee Chairs did not receive committee meeting fees. Mr. Reeves, as an employee of the Company, does not receive compensation for his service as a director of the Company or the Bank. Non-employee directors who also served on the board of directors of MidWestOne Bank received an annual retainer fee of $10,000. The 2023 director compensation was recommended by the Committee and approved by the Board with an effective date of April 1, 2023.

After the most recent review of the program’s competitiveness, for 2024, the Committee recommended an increase in the annual cash retainer from $27,500 to $37,500 and the elimination of the $10,000 fee paid to directors who also serve on the board of MidWestOne Bank. In addition, the annual retainers for the Chairs of the Compensation and Nominating and Corporate Governance Committees were increased to $8,000 and $5,500, respectively, to reflect the median pay of our peers. All other elements of director compensation remained unchanged. The 2024 director compensation was recommended by the Committee and approved by the Board with an effective date of April 1, 2024.

As previously noted, the Company’s Equity Ownership Guidelines articulate the expectation that all non-employee directors own shares of our common stock equal to five times the current annual cash retainer.

None of the directors receive any compensation or payment in connection with his or her service as a director other than compensation received by MidWestOne Financial as set forth below.

The following table shows compensation information for MidWestOne Financial’s directors who received director fees in 2023.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	All Other Compensation ($)(4)	Total ($)
Larry D. Albert	$36,500	$28,750	$—	$11,600	$76,850
Richard R. Donohue	43,900	28,750	10,036	11,600	94,286
Charles N. Funk	18,585	28,750	—	9,558	56,893
Janet E. Godwin	31,100	28,750	—	10,400	70,250
Douglas H. Greeff	30,500	28,750	—	—	59,250
Richard J. Hartig	29,900	28,750	—	10,600	69,250
Jennifer L. Hauschildt	30,500	28,750	—	11,400	70,650
Matthew J. Hayek	41,500	28,750	—	13,000	83,250
Ruth E. Heinonen	34,100	28,750	—	10,000	72,850
Nathaniel J. Kaeding	29,900	28,750	—	10,000	68,650
Tracy S. McCormick	45,275	28,750	—	11,600	85,625
Kevin W. Monson	48,125	28,750	—	18,475	95,350
(1)    As our Chief Executive Officer in 2023, Mr. Reeves received no additional compensation for service on our board of directors. His compensation is included in the Executive Compensation section of this proxy statement found on pages 26 to 33.
(2)    The amounts set forth in the “Stock Awards” column reflect the grant date fair value of restricted stock units awarded on May 15, 2023 valued in accordance with FASB ASC Topic 718.

(3)    Amounts reported include above-market interest, as determined for purposes of proxy disclosure rules only, accrued under the Director Deferred Fee Plan during the year.
(4)    These amounts include fees, if any, for service on the board of directors of MidWestOne Bank.

The table below summarizes each non-employee director’s outstanding equity awards as of December 31, 2023.

Name	Stock Awards(1)
Larry D. Albert	1,600
Richard R. Donohue	1,600
Charles N. Funk	1,600
Janet E. Godwin	1,600
Douglas H. Greeff	1,600
Richard J. Hartig	1,600
Jennifer L. Hauschildt	1,600
Matthew J. Hayek	1,600
Ruth E. Heinonen	1,600
Nathaniel J. Kaeding	1,600
Tracy S. McCormick	1,600
Kevin W. Monson	1,600
(1) Amounts include dividends paid on MidWestOne restricted stock units credited to a director's stock unit account in the form of additional units.
Compensation Committee Interlocks and Insider Participation
As discussed earlier, the Committee of MidWestOne Financial was comprised of Ms. McCormick (Chair), Ms. Godwin, Mr. Greeff, Ms. Hauschildt, and Ms. Heinonen. None of these individuals were an officer or employee of MidWestOne Financial or its subsidiaries in 2023, and none of these individuals is a former officer or employee of the organization. In addition, no executive officer of the Company served on the board of directors or compensation committee of any other corporation with respect to which any member of our Committee or the board of directors was engaged as an executive officer.

PROPOSAL 2:
APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF EXECUTIVE COMPENSATION
As required by Section 14A of the Exchange Act, MidWestOne Financial is conducting a separate shareholder advisory vote to approve the compensation of its named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, commonly referred to as a “say-on-pay” vote. MidWestOne Financial currently conducts the “say-on-pay” vote every year.
As described in more detail in the CD&A section of this proxy statement, the overall objectives of MidWestOne Financial’s compensation programs have been to align executive officer compensation with the success of meeting long-term strategic operating and financial goals. Shareholders are urged to read carefully the CD&A section of this proxy statement, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure that describe the compensation of our NEOs in 2023. The Compensation Committee and our board of directors believe that the policies and procedures articulated in the CD&A section are effective in implementing our compensation philosophy and achieving our goals, and that the compensation of our NEOs in 2023 reflects and supports these compensation policies and procedures.
The following resolution is submitted for shareholder approval:
“RESOLVED, that MidWestOne Financial Group, Inc.’s shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the section captioned ‘Compensation Discussion and Analysis’ and the tabular disclosure and narrative discussion regarding named executive officer compensation under ‘Executive Compensation’ contained in the Company’s proxy statement dated March 8, 2024.”
Approval of this resolution requires that the number of votes cast in favor of the resolution at the Annual Meeting exceed the number of votes cast against it. While this say-on-pay vote is required as provided in Section 14A of the Exchange Act, it is not binding on the Compensation Committee or our board of directors and may not be construed as overruling any decision by the Compensation Committee or our board. However, the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements.
The board of directors recommends shareholders vote to approve the overall compensation of our NEOs, as described in this proxy statement, by voting “for” this proposal. Proxies properly submitted will be voted “for” this proposal unless shareholders specify otherwise.

PROPOSAL 3:
NON-BINDING, ADVISORY VOTE ON FREQUENCY OF SHAREHOLDER
VOTES ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act, as created by Section 951 of the Dodd-Frank Act, and the rules and regulations promulgated thereunder require publicly traded companies, such as MidWestOne Financial, to provide a separate shareholder vote on the frequency with which shareholders shall conduct an advisory “say-on-pay” vote to approve executive compensation, such as the proposal above. In accordance with these requirements, we are providing shareholders with a non-binding, advisory vote on the frequency with which our shareholders will vote on a “say-on-pay” proposal.
The advisory vote on the frequency of “say-on-pay” votes is a non-binding vote as to how often “say-on-pay” votes should occur: every year, every two years, or every three years. In addition to those choices, shareholders may also abstain from voting. Section 14A of the Exchange Act requires us to hold an advisory vote on the frequency of say-on-pay votes at least once every six years.

After careful consideration, our board of directors recommends that future shareholder “say-on-pay” votes continue to be conducted every year. The board values and encourages constructive input from our shareholders regarding MidWestOne Financial’s compensation philosophy, policies and practices, and believes it is important that such policies and practices are aligned with the best interests of our shareholders. Conducting a “say-on-pay” vote every year will provide the board and Compensation Committee with useful information on shareholder sentiment about these important matters on the most frequent and consistent basis.

Although the board recommends a “say-on-pay” vote every year, shareholders are not voting to approve or disapprove the board's recommendation. Rather, shareholders are being asked to vote on the following resolution:

“RESOLVED, that the shareholders of MidWestOne Financial Group, Inc. determine, on an advisory basis, that the frequency with which the shareholders shall have an advisory vote on executive compensation set forth in the Company’s proxy statement for its annual meeting of shareholders, beginning with the 2024 Annual Meeting of Shareholders, is (i) every year, (ii) every two years, or (iii) every three years.”

The choice which receives the highest number of votes will be deemed the choice of the shareholders.

While this advisory vote is required, as provided in Section 14A of the Exchange Act, it is not binding on our Compensation Committee or board of directors and may not be construed as overruling any decision by the Compensation Committee or the board. However, the Compensation Committee will take into account the outcome of the vote when determining the frequency of future “say-on-pay” votes.

The board of directors recommends a vote for the “every year” frequency. Proxies properly signed and returned will be voted for the “every year” frequency unless shareholders specify otherwise. Shareholders are not voting to approve or disapprove the board of director’s recommendation. Shareholders may choose among the three choices included in the resolution above, or may abstain from voting on this proposal.

PROPOSAL 4:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders are also being asked to adopt a resolution to ratify the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2024. If the appointment of RSM US LLP is not ratified by shareholders, the matter of the appointment of an independent registered public accounting firm will be considered by the Audit Committee and our board of directors. A representative from RSM US LLP is expected to attend the Annual Meeting and will have an opportunity to make a statement if he or she so desires, as well as to respond to appropriate questions that may be asked by shareholders. Approval of this proposal requires that the number of votes cast in favor of the proposal at the Annual Meeting exceed the number of votes cast against the proposal.
The board of directors recommends that shareholders vote “for” the proposal to ratify the appointment of RSM US LLP as our independent auditors for the year ending December 31, 2024. Proxies properly submitted will be voted “for” this proposal unless shareholders specify otherwise.
Accountant Fees
During the period covering the fiscal years ended December 31, 2023 and 2022, RSM US LLP performed the following professional services for the Company for which we paid the following amounts.

	2023	2022
Audit Fees(1)	$632,238	$679,000
Audit-Related Fees(2)	10,000	10,238
Tax Fees(3)	4,819	4,530
All Other Fees(4)	3,150	6,899
Total Fees	$650,207	$700,667

(1)	Audit fees consist of fees for professional services provided for the audit of the Company’s annual financial statements, prior year acquisition of Iowa First Bancshares, and review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, Annual Report on Form 10-K and related proxy statement and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.
(2)	Audit-related fees represent assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements.
(3)	Tax fees represent fees for professional services related to preparation of original federal and state tax returns, claims for refunds, tax advice, and tax planning services.
(4)	The aggregate other fees billed to the Company by RSM US LLP for the respective fiscal year ended December 31, 2023 and 2022 for agreed upon procedures.

Audit Committee Pre-Approval Policy
Among other things, the Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by its independent auditors, and all such services provided in 2022 and 2023 were approved. These services include audit and audit-related services, tax services, and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis that it had not already specifically approved.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock at March 1, 2024, by each director, nominee, and NEO, and by all directors and executive officers of MidWestOne Financial as a group. Beneficial ownership has been determined for this purpose in accordance with Rule 13d-3 under the Exchange Act, under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership of securities within 60 days of March 1, 2024. For purposes of calculating each person’s percentage ownership, common stock issuable pursuant to options exercisable and restricted stock unit awards that are unvested but will settle within 60 days are included as outstanding and beneficially owned for that person or group, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The address of each person included in the table is 102 South Clinton Street, Iowa City, Iowa 52240.

Name of Individual or Number of Individuals in Group	Amount and Nature of Beneficial Ownership (1)		Percent of Class(2)
Directors and Nominees:
Charles N. Reeves	48,467	(3)	*
Larry D. Albert	13,959	(4)	*
Richard R. Donohue	38,990	(5)	*
Charles N. Funk	128,234	(6)	*
Janet E. Godwin	5,764		*
Douglas H. Greeff	6,812	(7)	*
Richard J. Hartig	5,431	(8)	*
Jennifer L. Hauschildt	5,878	(9)	*
Matthew J. Hayek	6,168		*
Ruth E. Heinonen	6,317		*
Nathaniel J. Kaeding	4,758	(10)	*
Tracy S. McCormick	87,621		*
Kevin W. Monson	92,116		*
Azeemuddin Ahmed	0		*
Carl J. Chaney	1,000		*
Other Named Executive Officers
Len D. Devaisher	23,173	(11)	*
Barry S. Ray	15,524	(12)	*
Gary L. Sims	10,813	(13)	*
David E. Lindstrom	10,222	(14)	*
All directors, nominees and executive officers as a group (19 persons)	511,247		3.2%
*    Indicates that the individual or entity owns less than one percent of MidWestOne Financial’s common stock.
(1)The information contained in this column is based upon information furnished to us by the persons named above and as shown on our transfer records. The nature of beneficial ownership for shares shown in this column, unless otherwise noted, represents sole voting and investment power.
(2)The total number of shares of common stock issued and outstanding on March 1, 2024, was 15,750,471.
(3)Includes 29,000 shares held in an IRA for Mr. Reeves, and 19,467 shares for which Mr. Reeves shares voting and investment power with his spouse.
(4)Includes 13,959 shares for which Mr. Albert shares voting and investment power with his spouse.
(5)Includes 20,968 shares owned by Mr. Donohue’s spouse and 400 shares held in an IRA for Mr. Donohue.
(6)Includes 6,953 shares allocated to Mr. Funk’s ESOP account. Also includes 121,281 shares for which Mr. Funk shares voting and investment power with his spouse.
(7)Includes 3,500 shares held in a brokerage margin account for Mr. Greeff.
(8)Includes 100 shares held in Mr. Hartig’s spouse’s trust and 2,000 shares held in his personal trust.
(9)Includes 2,552 shares for which Ms. Hauschildt shares voting and investment power with her spouse.

(10)Includes 408 shares held in an IRA for Mr. Kaeding.
(11)Includes 2,000 shares held in an IRA for Mr. Devaisher and 20,636 shares for which Mr. Devaisher shares voting and investment power with his spouse. Also includes 537 shares allocated to an ESOP account for Mr. Devaisher.
(12)Includes 1,450 shares allocated to an ESOP account for Mr. Ray.
(13)Includes 1,405 shares allocated to an ESOP account for Mr. Sims.
(14)Includes 1,404 shares allocated to an ESOP account for Mr. Lindstrom and 445 shares for which Mr. Lindstrom shares voting and investment power with his spouse.

Other Beneficial Owners
The following table sets forth certain information on each person known to the Company to be the beneficial owner of more than 5% of the Company's common stock.

Name and Address	Amount and Nature of Beneficial Ownership		Percent of Class(1)
John S. Koza 209 Lexington Avenue Iowa City, Iowa 52246	822,400	(2)	5.2%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	1,313,100	(3)	8.3%

(1)Based on the total number of shares of common stock issued and outstanding on March 1, 2024, of 15,750,471.
(2)Based on a review of Schedule 13G filed with the SEC on February 2, 2018. Excludes 60,325 shares owned by Mr. Koza’s spouse, over which Mr. Koza disclaims beneficial ownership. Includes 202,840 shares owned by Mr. Koza individually, and 619,560 shares held in trusts over which Mr. Koza holds sole investment and voting power. Mr. Koza retired from the Board in April 2014 and now serves as Director Emeritus.
(3)Based solely on a review of Schedule 13G/A filed with the SEC on January 25, 2024.

SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires that our executive officers, directors and persons who own more than 10% of our common stock file reports of ownership and changes in ownership with the SEC. Based solely on our review of Section 16(a) forms filed with the SEC and, if appropriate, representations made to us by any reporting person concerning whether a Form 5 was required to be filed for 2023, we are not aware that any of our directors, executive officers or 10% shareholders failed to comply with the filing requirements of Section 16(a) during 2023.

CERTAIN RELATIONSHIPS AND RELATED-PERSON TRANSACTIONS
Our directors and executive officers and their associates were customers of, and had transactions with, MidWestOne Financial and our subsidiaries in the ordinary course of business during 2023. Additional transactions may be expected to take place in the future. All outstanding loans, commitments to loan, transactions in repurchase agreements, certificates of deposit and depository relationships were in the ordinary course of business and were made on substantially the same terms, including interest rates, collateral and repayment terms on the extension of credit, as those prevailing at the time for comparable transactions with other persons not related to MidWestOne Financial or MidWestOne Bank, and did not involve more than the normal risk of collectibility or present other unfavorable features. All such loans are approved by MidWestOne Bank’s board of directors in accordance with bank regulatory requirements. The Audit Committee also considers other non-lending transactions between a director and MidWestOne Financial, including its subsidiaries, to ensure that such transactions do not affect a director’s independence.
Additionally, pursuant to the Audit Committee’s charter, the Audit Committee evaluates and pre-approves any non‑lending, material transaction between MidWestOne Financial and any director or officer. The charter does not provide any thresholds as to when a proposed transaction needs to be pre-approved, but the Audit Committee evaluates those proposed transactions that may affect a director’s independence (based on independence standards set forth in the Nasdaq listing rules and by the SEC) or create a perception that the transaction was not fair to MidWestOne Financial or not done at arm’s length. Generally, transactions which would not require disclosure in our proxy statement under SEC rules and regulations (without regard to the amount involved) do not require the Audit Committee’s pre-approval. A director may not participate in any discussion or approval by the Audit Committee of any related-party transaction with respect to which he or she is a related party, but must provide to the Audit Committee all material information reasonably requested concerning the transaction.

EQUITY COMPENSATION PLAN INFORMATION
The table below sets forth the following information as of December 31, 2023 for: (i) all equity compensation plans previously approved by our shareholders; and (ii) all equity compensation plans not previously approved by our shareholders:
(a)    the number of securities to be issued upon the exercise of outstanding options, warrants and rights;
(b)    the weighted-average exercise price of such outstanding options, warrants and rights; and
(c)    other than securities to be issued upon the exercise of such outstanding options, warrants and rights, the number of securities remaining available for future issuance under the plans.
Additional information regarding stock option plans is presented in Note 15 - Stock Compensation Plans in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2023.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	205,842	$—	670,462
Equity compensation plans not approved by shareholders	—	—	—
Total	205,842	$—	670,462
(1)    The number of securities to be issued as shown in column (a) represents no outstanding options and 205,842 non-vested restricted stock units and non-vested performance stock units. The number of performance stock units assumes target-level performance has been obtained. Units are not reflected in column (b) as they do not have an exercise price. Column (c) reflects the remaining share reserve under the 2023 Equity Incentive Plan.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD AND
NOMINATION AND PROPOSAL PROCEDURES
General Communications with the Board
Shareholders may contact MidWestOne Financial’s board of directors by contacting the Corporate Secretary at MidWestOne Financial Group, Inc., 102 South Clinton Street, P.O. Box 1700, Iowa City, Iowa 52244-1700 or (319) 356-5800. All communications will be forwarded directly to either the Chair of the Board, the Chair of the Audit Committee or the Chief Executive Officer, as appropriate, unless they are primarily commercial in nature or related to an improper or irrelevant topic.
Nominations for Director
In accordance with our bylaws, a shareholder may nominate a director for election to the board at an annual meeting of shareholders by delivering written notice of the proposed director nomination to our Corporate Secretary, at the above address, not less than 60 days nor more than 90 days in advance of the first anniversary date (month and day) of the previous year’s annual meeting (which in the case of the 2025 annual meeting of shareholders, will be no earlier than January 25, 2025, and no later than February 24, 2025). Such nominations must include the following information with respect to each nominee: name; age; business and residential address; principal occupation or employment; the class and number of shares of the Company’s stock which are beneficially owned by him or her on the date of the notice; and any other information relating to him or her that would be required to be disclosed on Schedule 13D pursuant to regulations under the Exchange Act and pursuant to Regulation 14A under the Exchange Act. In addition, the following information about the shareholder making the nomination must be included: name and address; name and principal address of any other beneficial shareholders known by him or her to support the shareholder’s nominee; and the class and number of shares of MidWestOne Financial’s stock which are beneficially owned by all such persons. Our board of directors may reject any nomination by a shareholder, and the proposed nomination will not be accepted if presented at the shareholder meeting, if such nomination is not timely made in accordance with the foregoing requirements. Nominations properly made in compliance with this paragraph may be brought before the annual meeting, but will not necessarily be included in our proxy statement. In addition to satisfying the foregoing requirements under our bylaws, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the board of directors’ nominees must provide notice that sets forth the information required by the SEC Rule 14a-19 no later than February 24, 2025. However, if the date of the annual meeting is changed by more than 30 days from April 25, 2025, or if the forthcoming 2024 annual meeting does not take place, notice by the shareholder, to be timely, must be delivered by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of such meeting is first made.
Other Shareholder Proposals
In accordance with our bylaws, a shareholder may propose other business to be considered at an annual meeting of shareholders by delivering written notice of the proposed business to our Corporate Secretary, at the above address, not less than 60 days nor more than 90 days in advance of the first anniversary date (month and day) of the previous year’s annual meeting (which in the case of the 2025 annual meeting of shareholders, will be no earlier than January 25, 2025, and no later than February 24, 2025). Such notice to the Corporate Secretary must include: a brief description of the business desired to be brought before the annual meeting; the reasons for conducting such business at the annual meeting; any material interest in such business of such shareholder; and the beneficial owner, if any, on whose behalf the proposal is made. In addition, the following information about the shareholder making the proposal must be included: name and address of the shareholder and any other beneficial owner on whose behalf the proposal is brought; and the class and number of shares of MidWestOne Financial’s capital stock that are owned beneficially and of record by all such persons on the date of the notice. Our board of directors may reject any proposal by a shareholder, and the proposal will not be accepted if presented at the shareholder meeting, if such proposal is not timely made in accordance with the foregoing requirements. Proposals properly made in compliance with this paragraph may be brought before the annual meeting, but will not necessarily be included in our proxy statement.
For all other shareholder proposals to be considered for inclusion in our proxy statement and form of proxy relating to our annual meeting of shareholders to be held in 2025, shareholder proposals must be received by our Corporate Secretary, at the above address, no later than 120 calendar days before the first anniversary date that our proxy statement was made available to shareholders in connection with the 2024 annual shareholders’ meeting (which will be November 11, 2024), and must otherwise comply with the rules and regulations set forth by the SEC, including Rule 14a-8 adopted under the Exchange Act.
ANNUAL REPORT AND FINANCIAL STATEMENTS; OTHER INFORMATION
A copy of our Annual Report on Form 10-K for the year ended December 31, 2023, which includes our financial statements as of and for the year ended December 31, 2023, preceded or accompanies this proxy statement.
If you would like a copy of our corporate governance guidelines, board committee charters or our Code of Business Conduct and Ethics, we will send you one without charge. Please write to:
Mr. Kenneth R. Urmie
Corporate Secretary
MidWestOne Financial Group, Inc.
102 South Clinton St.
P.O. Box 1700
Iowa City, Iowa 52244-1700
* * * * *
ALL SHAREHOLDERS ARE URGED TO SIGN, DATE AND MAIL THEIR PROXIES, OR VOTE BY TELEPHONE OR VOTE BY INTERNET, AS DESCRIBED IN THE NOTICE, PROMPTLY.

MIDWESTONE FINANCIAL GROUP, INC.
ATTN: KENNETH R. URMIE
102 SOUTH CLINTON ST.
P.O. BOX 1700
IOWA CITY, IA 52244-1700

SCAN TO
VIEW MATERIALS & VOTE

You can vote this proxy in one of three ways:
1) By Internet 2) By Telephone 3) By Mail

1) **VOTE BY INTERNET**
Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on April 24, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

2) **VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on April 24, 2024. Have your proxy card in hand when you call and then follow the instructions.

3) **VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. To ensure your proxy is received in time to be counted in advance of the meeting date, please mail timely to arrive by April 24, 2024.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V32870-P01690 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

MIDWESTONE FINANCIAL GROUP, INC.

The Board of Directors recommends you vote FOR ALL the following:

	For All	Withhold All	For All Except
1. To elect the four individuals below to serve as Class II directors for a 3-year term expiring in 2027:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Azeemuddin Ahmed
02) Carl J. Chaney
03) Ruth E. Heinonen
04) Nathaniel J. Kaeding

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
2. To approve, on a non-binding, advisory basis, the compensation of the named executive officers of the Company.	☐	☐	☐

The Board of Directors recommends you vote EVERY YEAR on the following proposal:	Every Year	Every 2 Years	Every 3 Years	Abstain
3. To approve, on a non-binding, advisory basis, the frequency of shareholder votes to approve executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
4. To ratify the appointment of RSM US LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024.	☐	☐	☐

Note: The proxies are authorized to vote, in their discretion, on such other business as may properly come before the meeting or any postponement or adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

COMMON

THE DIRECTORS AND OFFICERS
OF MIDWEST*ONE*
FINANCIAL GROUP, INC.
CORDIALLY INVITE YOU TO ATTEND THE
ANNUAL MEETING OF SHAREHOLDERS
THURSDAY, APRIL 25, 2024, 2:00 P.M. CDT
GRADUATE HOTEL
210 SOUTH DUBUQUE STREET
IOWA CITY, IOWA 52240

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V32871-P01690

REVOCABLE PROXY

MIDWEST*ONE* FINANCIAL GROUP, INC.
Annual Meeting of Shareholders
April 25, 2024, 2:00 P.M. CDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Charles N. Reeves and Barry S. Ray, or either of them, as attorneys and proxies, each with the power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of MIDWEST*ONE* FINANCIAL GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held on Thursday, April 25, 2024, at 2:00 P.M., Central time, at the Graduate Hotel, 210 South Dubuque Street, Iowa City, Iowa 52240, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR ALL nominees for director listed on the reverse side in proposal 1, FOR proposal 2, EVERY YEAR on proposal 3, FOR proposal 4, and at the discretion of the appointed proxies on any other matters that may properly come before the meeting or any postponement or adjournment thereof.

Continued and to be signed on reverse side

MIDWESTONE FINANCIAL GROUP, INC.
ATTN: KENNETH R. URMIE
102 SOUTH CLINTON ST.
P.O. BOX 1700
IOWA CITY, IA 52244-1700

SCAN TO
VIEW MATERIALS & VOTE

You can vote this proxy in one of three ways:
1) By Internet 2) By Telephone 3) By Mail

1) **VOTE BY INTERNET**
Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on April 18, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

2) **VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on April 18, 2024. Have your proxy card in hand when you call and then follow the instructions.

3) **VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. To ensure your proxy is received in time to be counted in advance of the meeting date, please mail timely to arrive by April 18, 2024.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V32872-P01690 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MIDWESTONE FINANCIAL GROUP, INC.

The Board of Directors recommends you vote FOR ALL the following:

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1. To elect the four individuals below to serve as Class II directors for a 3-year term expiring in 2027:	☐	☐	☐	______________

Nominees:

01) Azeemuddin Ahmed
02) Carl J. Chaney
03) Ruth E. Heinonen
04) Nathaniel J. Kaeding

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain	
2. To approve, on a non-binding, advisory basis, the compensation of the named executive officers of the Company.	☐	☐	☐	
The Board of Directors recommends you vote EVERY YEAR on the following proposal:	Every Year	Every 2 Years	Every 3 Years	Abstain
3. To approve, on a non-binding, advisory basis, the frequency of shareholder votes to approve executive compensation.	☐	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain	
4. To ratify the appointment of RSM US LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024.	☐	☐	☐	

Note: The proxies are authorized to vote, in their discretion, on such other business as may properly come before the meeting or any postponement or adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ESOP

THE DIRECTORS AND OFFICERS
OF MIDWEST*ONE*
FINANCIAL GROUP, INC.
CORDIALLY INVITE YOU TO ATTEND THE
ANNUAL MEETING OF SHAREHOLDERS
THURSDAY, APRIL 25, 2024, 2:00 P.M. CDT
GRADUATE HOTEL
210 SOUTH DUBUQUE STREET
IOWA CITY, IOWA 52240

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V32873-P01690

REVOCABLE PROXY

MIDWEST*ONE* FINANCIAL GROUP, INC.
Annual Meeting of Shareholders
April 25, 2024, 2:00 P.M. CDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Charles N. Reeves and Barry S. Ray, or either of them, as attorneys and proxies, each with the power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of MIDWEST*ONE* FINANCIAL GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held on Thursday, April 25, 2024, at 2:00 P.M., Central time, at the Graduate Hotel, 210 South Dubuque Street, Iowa City, Iowa 52240, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR ALL nominees for director listed on the reverse side in proposal 1, FOR proposal 2, EVERY YEAR on proposal 3, FOR proposal 4, and at the discretion of the appointed proxies on any other matters that may properly come before the meeting or any postponement or adjournment thereof.

Continued and to be signed on reverse side